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                                                                    EXHIBIT 10-E

                               TRUE VALUE COMPANY

                          DEFINED LUMP SUM PENSION PLAN

                  As Amended and Restated as of January 1, 2006
                         (except as otherwise provided)

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                                TABLE OF CONTENTS

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                                                                                                                      PAGE
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SECTION 1           INTRODUCTION..............................................................................          1

         1.1    History of Plan...............................................................................          1
         1.2    Preservation of Rights........................................................................          1
         1.3    Intent to Comply..............................................................................          1
         1.4    Application of Plan...........................................................................          2

SECTION 2           DEFINITIONS...............................................................................          3

         2.1    Definitions...................................................................................          3

SECTION 3           PARTICIPATION.............................................................................         13

         3.1    Date of Participation.........................................................................         13
         3.2    Events Affecting Participation................................................................         13
         3.3    Participation upon Reemployment...............................................................         14

SECTION 4           NORMAL PENSION............................................................................         15

         4.1    Formula.......................................................................................         15
         4.2    Eligibility and Commencement -- Normal Pension................................................         15
         4.3    Amount of Normal Pension......................................................................         15
         4.4    Uniformed Services Employment and Reemployment Rights.........................................         19

SECTION 5           IMMEDIATE, EARLY AND LATE PENSION.........................................................         20

         5.1    Immediate Pension.............................................................................         20
         5.2    Early Retirement Pension......................................................................         20
         5.3    SERVISTAR Plan................................................................................         20
         5.4    Late Retirement Pension.......................................................................         20

SECTION 6           NORMAL FORM OF PAYMENT....................................................................         22

         6.1    Normal Form of Payment -- Joint and Survivor..................................................         22
         6.2    Normal Form of Payment -- Single Life Annuity.................................................         22
         6.3    Optional Forms of Payment.....................................................................         22
         6.4    Election of Option............................................................................         22
         6.5    Notice to Participants........................................................................         22
         6.6    SERVISTAR Protected Payment Forms.............................................................         23
         6.7    Payment of Pension to the Participant.........................................................         23
         6.8    Payment Options...............................................................................         24
         6.9    Minimum Distribution Requirements.............................................................         24
         6.10   Restoration of Retired Participant or Other Former Associate to Service.......................         29
         6.11   Direct Rollover of Certain Distributions......................................................         29

SECTION 7           SURVIVING SPOUSE BENEFIT..................................................................         31

         7.1    Eligibility...................................................................................         31
         7.2    Amount........................................................................................         31
         7.3    Payments......................................................................................         31
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                              TABLE OF CONTENTS
                                 (CONTINUED)

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                                                                                                                      PAGE
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         7.4    Death Benefits for Non-Spouse Beneficiaries...................................................         32

SECTION 8           TRUST FUND AND TRUSTEE....................................................................         34

         8.1    Trust Fund....................................................................................         34
         8.2    Trust Fund Applicable Only to Payment of Benefits and Expenses................................         34
         8.3    Trustee Capacity..............................................................................         34
         8.4    Resignation and Removal of Trustee............................................................         34
         8.5    Taxes, Expenses and Compensation of Trustee...................................................         34
         8.6    Funding Policy and Investment Managers........................................................         35

SECTION 9           FUNDING OF BENEFITS.......................................................................         36

         9.1    Contributions to the Fund.....................................................................         36
         9.2    Fund for Exclusive Benefit of Participants....................................................         36
         9.3    Disposition of Credits and Forfeitures........................................................         36

SECTION 10          PLAN ADMINISTRATOR........................................................................         37

         10.1   Plan Administrator/Appointment of Committee...................................................         37
         10.2   Duties and Authority..........................................................................         37
         10.3   Removal of Committee Members..................................................................         38
         10.4   Appointment of Successor Committee Member.....................................................         38
         10.5   Plan Administration -- Miscellaneous..........................................................         38

SECTION 11          AMENDMENT AND TERMINATION OF PLAN.........................................................         44

         11.1   Amendment -- General..........................................................................         44
         11.2   Amendment -- Merger or Consolidation of Plan..................................................         44
         11.3   Termination of Plan...........................................................................         44

SECTION 12          RESTRICTION OF BENEFITS UPON EARLY TERMINATION OF THE PLAN................................         45

         12.1   Limitation Concerning Highly Compensated Employees or Highly Compensated Former Employees.....         45

SECTION 13          SPECIAL PENSION BENEFITS PROVISIONS.......................................................         46

         13.1   Statutory Maximum Pension Benefits............................................................         46
         13.2   Top-Heavy Provisions..........................................................................         51

SUPPLEMENT A..................................................................................................        A-1

SUPPLEMENT B..................................................................................................        B-1

SUPPLEMENT C..................................................................................................        E-1
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                                       ii

                                    SECTION 1

                                  INTRODUCTION

      1.1 History of Plan

      As of January 1, 1958, Cotter & Company established a program for providing retirement income and other benefits for certain of its Associates and their beneficiaries. This program was set forth in a document entitled the Cotter & Company Pension Plan. Since the Cotter & Company Pension Plan was initially established, it has been amended and restated and its name changed to the Cotter & Company Defined Lump Sum Pension Plan.

      On July 1, 1997, Cotter & Company and SERVISTAR COAST TO COAST Corporation merged to form TruServ Corporation. In conjunction with the merger, the Cotter & Company Defined Lump Sum Pension Plan changed its name to be known as the TruServ Corporation Defined Lump Sum Pension Plan effective as of January 1, 1998. On January 2, 1998, the TruServ Corporation Defined Lump Sum Pension Plan and the SERVISTAR COAST TO COAST Corporation Retirement Income Plan were combined. Between July 1, 1997 and January 1, 1998, all Associates of the TruServ Corporation who were participants in the SERVISTAR Plan on June 30, 1997 remained participants in the SERVISTAR Plan. All benefit accruals under the SERVISTAR COAST TO COAST Corporation Retirement Income Plan ceased as of December 31, 1997. On January 2, 1998, all participants under the SERVISTAR Plan became Participants under the TruServ Corporation Defined Lump Sum Pension Plan and are entitled to the retirement benefits described in this Plan, including current accruals beginning on January 1, 1998.

      Effective January 1, 2005 TruServ Corporation changed it name to True Value Company and the name of this Plan to the True Value Company Defined Lump Sum Pension Plan. The Plan has been further amended and restated effective January 1, 2006 to reflect the name change and to make certain other changes.

      1.2 Preservation of Rights

      No provisions, other than those required to maintain this Plan as one qualified under Section 401(a) of the Code, of any previous amendment, this amendment and restatement of the Plan, or any future amendment shall operate to diminish or otherwise adversely affect the amount or terms of retirement income accrued in respect to a Participant's coverage under the Plan prior to the effective date of any such amendment or restatement.

      1.3 Intent to Comply

      It is the intent of the Employer that the Plan shall be established and maintained (1) as a retirement program which is in full compliance with ERISA, and (2) as a qualified plan under the terms of Section 401(a) of the Internal Revenue Code of 1986 as amended from time to time.

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      1.4 Application of Plan

      This Plan superseded the Cotter & Company Defined Lump Sum Pension Plan and the SERVISTAR COAST TO COAST Corporation Retirement Income Plan, both as in effect on December 31, 1997. With respect to all persons who retired on or prior to December 31, 1997, retirement benefits will be made in accordance with such plan in effect on the date of retirement or separation from service. With respect to all persons who retire or otherwise separate from service on or after January 1, 1998, the retirement benefits will be made in accordance with the terms of the Plan. Notwithstanding the preceding effective dates, the provisions of this amended and restated Plan described in Supplement E shall have effective dates which are prior to January 1, 1998 and are applicable to the Prior Plan, and the SERVISTAR Plan as each plan existed at that time.

                                       2

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                                    SECTION 2

                                   DEFINITIONS

      2.1 Definitions

      The terms, as capitalized and defined in this Section, shall for all purposes of this Plan have the meaning described in this Section unless the context clearly requires otherwise or as otherwise expressly provided.

            (A) Accrued Benefit -- The yearly Pension commencing on the Participant's Normal Retirement Date, or if later, the date of determination, determined in accordance with Section 4, as if the Participant's termination of employment occurred on the date of determination and he had a Vesting Percentage of 100%.

            (B) Actuarial Equivalent or Actuarially Equivalent -- The amount of equal value when computed on the basis of the actuarial assumptions set forth in Supplement A of the Plan. Application of such assumptions to the computation of benefits under the Plan shall be made uniformly and consistently with respect to all Participants in similar circumstances.

            (C) Adjustment Factor -- The appropriate adjustment factor(s) which may be applicable to a Participant's Pension in accordance with the further terms of the Plan.

            (D) Affiliated Employer -- Any company not participating in the Plan which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Employer; any trade or business under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing sentence, for purposes of Section 13.1, the definitions in Sections 414(b) and (c) of the Code shall be modified as provided in Section 415(h) of the Code.

            (E) Annuity Starting Date -- The first day of the first period for which an amount is payable as an annuity or in the case of a lump sum payment the first date on which all events have occurred which entitle a Participant to such benefit.

            (F) Associate -- Any person in the employ of the Employer, but excluding any person who is:

                  (1) a Leased Employee;

                  (2) in a unit of Associates covered by a collective bargaining agreement which does not provide for participation in the Plan;

                  (3) a participant, or eligible to become a participant, in any other retirement or pension plan (except the True Value Company Savings and Compensation

                                       3

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      Deferral Plan) intended to qualify under Section 401(a) of the Code and which is established by the Employer or to which the Employer makes any contribution; or

                  (4) any person who is treated as being other than a common law employee on the payroll records of the Employer, including any person classified as an independent contractor or consultant by the Employer during the period such person is so classified by the Employer regardless of such person's reclassification for such period by the Internal Revenue Service or other controlling authority for tax withholding purposes.

            The term "Leased Employee" as used in the Plan means any person (other than a person in the employ of the Employer) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(2)(B) of the Code), on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

            A Leased Employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code; (2) immediate participation; and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's non highly compensated work force.

            (G) Average Compensation -- Prior to January 1, 2002, the annual average of the Compensation of an Associate during the three consecutive calendar years within the ten calendar years up to and including the calendar year of such Associate's termination of employment which yield the highest average. Effective January 1, 2002, the annual average of the Compensation of an Associate during three calendar years within the ten calendar years up to and including the calendar year of such Associate's termination of employment which yield the highest average. Effective July 1, 2005, the annual average of the Compensation of an Associate during the three consecutive calendar years within the ten calendar years up to and including the calendar year of such Associate's termination of employment which yield the highest average.

            (H) Beneficiary -- The person or persons named by a Participant by written designation filed with the Employer to receive the Participant's contributions to the SERVISTAR Plan plus credited interest after the Participant's death as provided in Section 7.4. Effective January 1, 2003, the person named by an unmarried Participant by written designation filed with the Plan Administrator to receive the death benefit under Section 7.4 of the Plan.

            (I) Code -- The Internal Revenue Code of 1986, as amended from time to time.

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            (J) Committee -- The committee appointed by the Employer to act as
Plan Administrator as described in Section 10.1.

            (K) Compensation -- For any calendar year is the total cash compensation (including commissions, bonuses [other than sign-on bonuses], overtime pay, sick pay, vacation pay and holiday pay) paid to him by the Employer during that calendar year for personal services rendered to an Employer as an Associate, plus elective deferrals under Sections 125 and 401(k) of the Code (and for Plan Years beginning after December 31, 1997, Section 132(f) of the Code) for that calendar year, but excluding severance pay, moving or relocation allowances or bonuses, tuition reimbursements, auto or travel expense allowances or bonuses, or any other extraordinary remuneration. During the period of any Leave of Absence, an Associate shall be deemed to receive Compensation at the annual rate of Compensation actually received by him during such period, or, if no compensation is paid, the annual rate of Compensation immediately prior to the commencement of such Leave of Absence.

            However, effective on and after the first day of the Plan Year beginning in 1989 and before the first day of the Plan Year beginning in 1994, Compensation taken into account for any purpose under the Plan, including the determination of Average Compensation, shall not exceed $200,000 per year. Except as provided below, as of January 1 of each calendar year on and after January 1, 1990 and before January 1, 1994, the applicable limitation as determined by the Commissioner of Internal Revenue for that calendar year shall become effective as the maximum Compensation to be taken into account for Plan purposes for 12-month compensation computation periods beginning within that calendar year only in lieu of the $200,000 limitation set forth above. Commencing with the Plan Year beginning in 1994, Compensation taken into account for any purpose under the Plan, including the determination of Average Compensation, shall not exceed $150,000 (as adjusted from time to time by the Secretary of the Treasury in accordance with Section 401(a)(17)(B) of the Code). Effective January 1, 1997, the compensation limit shall be applied without regard to the family aggregation provisions of the now repealed Section 414(q)(6) of the Code in determining benefit accruals for Plan Years beginning on and after January 1, 1997, and, to the extent permissible under the Internal Revenue Service rules or regulations, for any earlier Plan Year. Commencing with the Plan Year beginning in 2002, Compensation taken into account for any purpose under the Plan, including the determination of Average Compensation, shall not exceed $200,000 per year (as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code). Prior to January 1, 2002, the cost-of-living adjustment in effect for a calendar year applies to Compensation for the Plan Year that begins with or within such calendar year. For purposes of determining Accrued Benefits in a Plan Year beginning after December 31, 2001, Compensation for prior Plan Years shall be limited to $160,000 for any Plan Year beginning in 1997, 1998, or 1999; and $170,000 for any Plan Year beginning in 2000 or 2001.

            Solely for purposes of this subsection 2.1(K), for those individuals who were employed by SERVISTAR Corporation or SERVISTAR COAST TO COAST Corporation and who were participants in the SERVISTAR Corporation Retirement Income Plan or the SERVISTAR COAST TO COAST Corporation Retirement Income Plan, Compensation for periods beginning before January 1, 1998 shall include "Earnings" as defined in the SERVISTAR Plan as restated in Supplement C hereto subject to the above statutory limits and for the purposes of this Plan recasted on a calendar year basis assuming level "Earnings."

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Compensation shall not include any "Earnings" received by an individual while an
Associate of Coast to Coast Stores, Inc.

            (L) Defined Lump Sum -- The amount determined under Section 4.3(B).

            (M) Disability Insurance Plan -- Any plan from time to time in force which provides for the payment of income benefits to Associates of an Employer by reason of disability resulting from accident or sickness.

            (N) Effective Date -- January 1, 2006, unless otherwise noted.

            (O) Employer -- On and after January 1, 2005, Employer shall mean True Value Company or any successor by merger, purchase or otherwise, with respect to its Associates. Before January 1, 2005, Employer shall mean TruServ Corporation. Before July 1, 1997, Employer shall mean Cotter & Company, a Delaware corporation, and any Affiliated Employer which adopted the Plan by resolution of its board of directors and with the consent of Cotter & Company.

            (P) Employment Continuity -- The period commencing with the date on which an Associate first performs an Hour of Service for an Employer or an Affiliated Employer and ending on the first day of the 12-month period in which the Associate incurs a One-Year Break in Service; provided, however, that if an Associate leaves the employ of the Employer or an Affiliated Employer other than pursuant to an authorized Leave of Absence and does not return until after a One-Year Break in Service, his Employment Continuity upon return to employment by the Employer or an Affiliated Employer shall be determined on the basis of the date on which the Associate first performs an Hour of Service subsequent to his return to the employ of the Employer or an Affiliated Employer. A former Associate who terminates employment and is reemployed by the Employer or an Affiliated Employer before incurring a One-Year Break in Service will not be deemed to have terminated employment with the Employer or an Affiliated Employer. Solely for purposes of determining Employment Continuity with respect to all persons who were active participants in the SERVISTAR Plan on December 31, 1997, for periods on or before June 30, 1997, Employer means SERVISTAR COAST TO COAST Corporation and its predecessors.

            (Q) ERISA -- The Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and any regulations issued pursuant thereto.

            (R) Fund -- The fund or funds established by separate written agreement between the Employer and an insurance company and/or trustee or trustees for the purpose of accumulating contributions made in accordance with the Funding of Benefits Section and paying the benefits and expenses described in certain other Sections of this Plan.

            (S) Highly Compensated Employee -- With respect to a Plan Year commencing on or after January 1, 1997, any Associate of the Employer or an Affiliated Employer (whether or not eligible for the Plan) who

                  (i) was a 5% owner of the Employer (as defined in Code Section 416(i)(1)) for such Plan Year or the prior Plan Year, or

                  (ii) for the preceding Plan Year received "statutory compensation" in excess of $80,000. The $80,000 amount is adjusted at the same time and in the same manner as under Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

            For purposes of the foregoing, the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year. A highly compensated former employee is based on the rules applicable to determining highly compensated employee status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the Temporary Treasury Regulations and Internal Revenue Service Notice 97-45.

            Notwithstanding the foregoing, Associates who are nonresident aliens and who receive no earned income from the Employer or an Affiliated Employer which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

            The provisions of this definition shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

            (T) Hour of Service -- With respect to the applicable computation period:

                  (1) each hour for which the Associate is either directly or indirectly paid by the Employer or Affiliated Employer or entitled to payment for the performance of duties for the Employer or an Affiliated Employer; and

                  (2) up to a maximum of 501 hours for reasons other than the performance of duties (such as but not limited to paid sick leave, paid vacation time), irrespective of whether the employment relationship has terminated, which hours shall be credited to the Associate during the computation period in which payment is made or amounts payable to the Associate become due, and

                  (3) each hour for which back pay is either awarded or agreed to by the Employer or an Affiliated Employer, irrespective of mitigation of damages, which hour shall be credited to the Associate for the computation period to which the award, agreement or payment pertains, rather than the period in which the award, agreement or payment was made.

                  The same hours of service shall not be credited under more than one paragraph of this definition. In no event will Hours of Service be allowed and computed in a manner less liberal than the manner described in the Department of labor Regulation 2530.200b-2.

            Solely for purposes of this subsection 2.1(T), the term Associate shall be deemed to include any person who is in the common law employ of the Employer or an Affiliated Employer so that Associates may be credited under the Plan with Hours of Service for participation purposes for period of employment during which they are not Associates as such term is defined in subsection 2.1(F).

            (U) Leave of Absence -- A temporary absence from active service with the Employer or an Affiliated Employer that, in the discretion of the Employer or an Affiliated Employer, may be granted to an Associate because of temporary incapacity or other good cause. If an Associate on a Leave of Absence does not return to employment with the Employer or an Affiliated Employer within the period authorized by the Employer or an Affiliated Employer, the Associate's employment shall be deemed to have terminated as of the first day following the period of the Leave of Absence. A Participant shall automatically be entitled to a Leave of Absence during any period of time for which he is eligible to receive a benefit under a Disability Insurance Plan.

            (I.E.) Manchester Employee - Any person:

                  (1) who is or was covered by the collective bargaining agreement between the Employer and Chauffeurs, Teamsters and Helpers Local Union #633 of New Hampshire ratified on March 1, 2003;

                  (2) who was an Associate on March 1, 2003; and

                  (3) who was a Participant with a Vesting Percentage of 100% as of January 1, 2002.

            (V) Named Fiduciary -- For purposes of ERISA, is the Committee appointed in Section 10.

            (W) Normal Retirement Date - For benefit eligibility and vesting purposes, the day on which the Participant attains his 65th birthday. For all other purposes, the first day of the month coinciding with or next following the Participant's 65th birthday.

            (X) One-Year Break in Service -- For an Associate, a 12-month period commencing on the date of an Associate's termination of employment and on each anniversary thereof during which such Associate is not employed (i.e., does not complete an Hour of Service) with an Employer or an Affiliated Employer. In the case of a maternity or paternity Leave of Absence, the 12-month period beginning on the first day of such absence shall not constitute a One-Year Break in Service. For purposes of this subsection 2.1(X), maternity or paternity Leave of Absence means an absence from work by reason of the Associate's pregnancy, birth of the Associate's child, or placement of a child with the Associate in connection with the adoption of such child, or an absence for the purpose of caring for such child for a period immediately following such birth or placement.

            (Y) Participant -- Any Associate who becomes covered under this Plan. A former Associate who is entitled to a vested Pension under the Plan shall continue to be a Participant until he has received his vested Pension.

            (Z) Pension -- Yearly payments (and lump sum payment, if elected) under the Plan in the amount provided in Section 4.1 and the forms provided in
Section 7 payable to the

Participant or his Beneficiary under the Plan as a consequence of the termination of employment of the Participant.

            (AA) Plan -- The True Value Company Defined Lump Sum Pension Plan as set forth in this document, as amended from time to time thereafter.

            (BB) Plan Administrator -- The committee designated by the Employer to administer and supervise the Plan as provided in Section 10.

            (CC) Plan Year -- The 12-month period commencing on a January 1 and ending on the following December 31.

            (DD) Prior Plan -- The Cotter & Company Pension Plan in effect on December 31, 1995.

            (EE) Protected Benefits -- As of any date of determination, the Accrued Benefit of a Participant and

                  (1) any right of the Participant under the terms of the Plan as of such date to have such Accrued Benefit, and the Prior Plan benefit, commence on a date other than the Normal Retirement Date;

                  (2) any right of the Participant under the terms of the Plan as of such date to have such Accrued Benefit, and the Prior Plan benefit, payable in an optional form of payment; and

                  (3) the methodology under the terms of the Plan as of such date for determining the amount of benefit payable as a result of the exercise of any right of the Participant expressed in paragraph (1) or (2) above.

            For the sole purposes of paragraph (3) above, any provision of the Plan that requires payment of a Participant's Pension in a form other than that described in Section 6.2 shall be considered to be the exercise of a right by the Participant therefor.

            See Sections 2.1(OO), 4.1(B), 5.3, 6.6 and 7.4 for any Protected Benefits rights with respect to the SERVISTAR Plan.

            (FF) Qualified Joint and Survivor Annuity --

                  (1) in the case of a 50% Qualified Joint and Survivor Annuity, an annuity for the life of the Participant with a survivor annuity for the life of his Spouse which is one-half of the amount of the annuity payable during the joint lives of the Participant and his Spouse, and which is the Actuarial Equivalent of a single annuity for the life of the Participant in the amount specified by the relevant provision of Section 4; and

                  (2) in the case of a 100% Qualified Joint and Survivor Annuity, an annuity for the life of the Participant with an survivor annuity for the life of his Spouse which is equal to the amount of the annuity payable during the joint lives of the Participant and his Spouse, and which is the Actuarial Equivalent of a single annuity for the life of the Participant in the amount specified by the relevant provision of Section 4.

                  (3) in the case of an unmarried Participant, a Qualified Joint and Survivor Annuity is a single life annuity.

            (GG) Retirement Date -- The date on which the payment of a Participant's Pension is to commence as a result of his termination of employment, as determined in accordance with the further terms of the Plan.

            (HH) SERVISTAR -- Is SERVISTAR COAST TO COAST Corporation, which merged with Cotter & Company to form the TruServ Corporation on July 1, 1997.

            (II) SERVISTAR Plan -- Is the SERVISTAR COAST TO COAST Corporation Retirement Income Plan in effect on December 31, 1997. Certain provisions of the SERVISTAR Plan are contained in Supplement C to this Plan to assist the Committee's administration of this Plan's provisions where they relate to the SERVISTAR Plan provisions.

            (JJ) Spousal Consent -- The Spouse's consent to the Participant's election of a form of payment other than Qualified Joint and Survivor Annuity must be in writing, must acknowledge the effect of the election, and the Spouse's signature must be witnessed by a Plan representative or notary public. Additionally, the Spouse's consent must specifically acknowledge any nonspouse Beneficiary designated by the Participant in conjunction with his election of an optional form of payment. The Participant may not subsequently designate another nonspouse Beneficiary without the further written consent of the Spouse. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent cannot be obtained because there is no Spouse; the Spouse cannot be located; of other circumstances as the Secretary of the Treasury may by regulations prescribe, the Participant's election to waive coverage will be considered valid. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent. A Participant is allowed to revoke his election without the consent of his Spouse. The number of his revocations is not limited.

            (KK) Spouse -- The lawful wife of a male Participant, or the lawful husband of a female Participant, on the Participant's Retirement Date, date of death, or other event date as the context requires, if earlier.

            (LL) Trust -- The trust established with the Trustee to hold the assets which fund the benefits payable by the Plan.

            (MM) Trustee - The Trustee of the Fund appointed by the Employer, which may be a bank, trust company or other corporation possessing trust powers under applicable state and Federal law, or one or more individuals or any combination thereof.

            (NN) Vesting Percentage -- The percentage which may be applied to a Participant's Accrued Benefit in accordance with the further terms of the Plan as determined below:

                                                                VESTING
                                                              PERCENTAGE
                                                              ----------
If he has 5 Years of Service                                     100%
On his Normal Retirement Date                                    100%
In all other cases                                                 0%

                  Notwithstanding the above, a Participant shall have a 100% Vesting Percentage in his Accrued Benefit if he:

                  (i) attained age 50, regardless of his Years of Service, and

                  (ii) became a participant in the SERVISTAR Plan before July 1, 1996.

            (OO) Wage Base - The amount of wages from which Social Security taxes are required to be withheld in accordance with the Federal Insurance Contributions Act, or any successor act, which is in effect at the beginning of the Plan Year.

            (PP) Year of Service -- Shall be credited to each Participant based on the number of days during a Participant's period of Employment Continuity divided by 365.25 rounded to the nearest 1/10 of a year, subject to the following:

                  (1) a Prior Plan participant shall be credited with his Years of Service earned through December 31, 1995 in accordance with provisions of the Prior Plan;

                  (2) a Participant in the SERVISTAR Plan as of December 31, 1997 shall be credited with a minimum number of Years of Service which shall be equal to his Years of Service as of June 30, 1997 under the SERVISTAR Plan;

                  (3) in addition, if an individual was a participant in the SERVISTAR Plan on July 1, 1997 and earned at least 500 hours of service (as defined in the SERVISTAR Plan and included in Supplement C hereto in which the Employer and Affiliated Employer referred to therein has the same meaning as defined in this Plan) during the period July 1, 1997 through December 31, 1997, he shall be credited with an additional one-half Year of Service under this Plan and thereafter shall be credited with a Year of Service (and fractions thereof) as generally provided in this subsection (OO);

                  (4) if a former Participant with no Vesting Percentage in the Plan again becomes a Participant in this Plan, his Years of Service prior to any One-Year Break in Service shall be taken into account only if the number of consecutive One-Year Breaks in Service is less than five;

                  (5) no more than one Year of Service shall be granted to any individual for any 12-month period; and

                  (6) notwithstanding any Plan provision to the contrary, for purposes of Section 4.3, no Year of Service shall be credited to any Participant for any of the following periods: (a) periods of employment with Coast to Coast Stores, Inc. occurring prior to July 1, 1996, (b) periods of employment with Advocate Services, Inc. occurring prior to January 1, 1998, (c) periods of employment while such person is in an employment classification, including but not limited to a unit of Associates covered by a collective bargaining agreement which does not provide for participation in this Plan, (d) periods of employment during which an employee was a participant (or eligible to be a participant) in any retirement plan which is intended to be qualified under the Code (except the True Value Company Savings and Compensation Deferral Plan and the SERVISTAR Plan) sponsored by the Employer or an Affiliated Employer, (e) periods of employment as a Leased Employee as defined in Section 414(n) of the Code, (f) periods of employment for which an employee has received or is receiving benefits under this Plan.

                                    SECTION 3

                                  PARTICIPATION

      3.1 Date of Participation

            (A) Each Associate who:

                  (1) was a Participant in the Cotter & Company Defined Lump Sum Pension Plan on January 1, 1998; or

                  (2) was a Participant in the SERVISTAR Plan on January 1, 1998

automatically became a Participant in the Plan on January 2, 1998 provided that his Employment Continuity did not end on January 1, 1998.

            (B) Each other Associate who is not a Participant as of January 1, 2005 will become a Participant under the Plan on the date the Associate has completed "one year of employment."

            (C) Notwithstanding any Plan provision to the contrary, each individual, who on January 1, 1998 was employed by Advocate Services, Inc. and who became an Associate of the Employer on January 2, 1998, commenced participation in the Plan on January 2, 1998.

            (D) For the purposes of this Section, an Associate shall be credited with "one year of employment" when he completes a 12-month period of employment during his period of Employment Continuity.

            (E) Notwithstanding any Plan provision to the contrary, for purposes of this Section, each individual who is hired as a temporary employee shall be credited with "one year of employment" for the 12-month computation period beginning on the date he first completes an Hour of Service if he completes at least 1,000 Hours of Service by the end of that period, and he shall become a Participant as provided in (B) above. If a temporary employee terminates employment prior to becoming a Participant, but after having worked 1,000 Hours of Service in the 12-month period during which he was employed, and is subsequently rehired, he shall become a Participant as of the first January 1 or July 1 which coincides with or immediately follows his reemployment. If he terminates employment, is subsequently rehired as a temporary employee, and had not worked 1,000 Hours of Service in the 12-month period commencing with his initial date of hire, his prior service shall be disregarded and he shall begin a new computation period and his Hours of Service shall be counted from his date of rehire.

      3.2 Events Affecting Participation

      A person's participation in the Plan shall end when he is no longer employed by the Employer, if he is not entitled to either an immediate or a deferred Pension under the Plan. Participation shall continue while on a Leave of Absence or during a period while he is not an Associate but is in the employ of the Employer or an Affiliated Employer, but no Years of Service for the purpose of determining the Accrued Benefit shall be counted for that period, except as specifically provided otherwise in this Plan, and such person's Accrued Benefit shall be determined in accordance with the provisions of the Plan in effect on the date he ceased to be an Associate.

      3.3 Participation upon Reemployment

            (A) If an Associate's participation in the Plan ends and he again becomes an Associate, he shall again become a Participant as of his date of restoration to service as an Associate if his Vesting Percentage was 100% or he had not incurred five One-Year Breaks in Service. In any other case, he will participate in the Plan when he again meets the requirements of Section 3.1.

            (B) However, if an Associate's employment is terminated before he participates in the Plan and:

                  (i) he is later reemployed before he incurred a One-Year Break in Service, his employment after reemployment shall be aggregated with his previous period of employment and the period between his date of termination and his date of reemployment shall be included in his requirement of one year of employment; or

                  (ii) he incurred at least a One-Year Break in Service and the length of his break in service exceeded his Service prior to his Break, his employment before reemployment shall not be aggregated with his period of employment after his absence, in which case he will participate in the Plan when he meets the requirements of Section 3.1.

                                    SECTION 4

                                 NORMAL PENSION

      4.1 Formula

      With respect to a Participant who retires or terminates on or after January 2, 1998, the Pension payable under the Plan is the greatest of (A), (B) or (C):

            (A) The Vesting Percentage of the Participant's Accrued Benefit determined in Section 4.3; or

            (B) The Vesting Percentage of the Participant's accrued benefit payable under the SERVISTAR Plan as of January 1, 1998, as modified by Section 2.1(OO); or

            (C) The Vesting Percentage of the Participant's accrued benefit under the Prior Plan as of December 31, 1995.

      4.2 Eligibility and Commencement -- Normal Pension

      Each Participant who retires from the employ of the Employer on his Normal Retirement Date will receive a normal Pension commencing as of such date.

      4.3 Amount of Normal Pension

      The yearly Pension payable to such Participant will be equal to the amount described in subsections (A), (B), (C) and (D) below (subject, however, to Section 13.1 of this Plan, if applicable, and the election of the Participant to take the Accrued Benefit in a lump sum or other optional form under Section 6.9):

            (A) The Participant's Accrued Benefit shall equal his Defined Lump Sum converted into an Actuarially Equivalent single life annuity payable at the Participant's Normal Retirement Date or, if the Participant retires after his Normal Retirement Date, the age he retires after his Normal Retirement Date.

            (B) The Participant's Defined Lump Sum Benefit shall be determined as follows:

                  (1) With respect to Participants other than Participants who are Manchester Employees, the amount determined by multiplying the Participant's Average Compensation by the sum of (a) plus (b) below and adding the result to the amount calculated in (c) below:

                        (a) The sum of (I) plus (II) below:

                        (I) The sum of the annual pension credit percentages in
                  the table below that were earned by the Participant under the Plan as of December 31, 2001:

YEARS OF SERVICE            ANNUAL PENSION             AGE DURING             ANNUAL PENSION
    WHILE AGE             CREDIT PERCENTAGE         YEARS OF SERVICE        CREDIT PERCENTAGE
----------------          -----------------         ----------------        -----------------
  Less than 26                   2.0%                      46                      7.0%
      26-28                      2.5%                      47                      7.5%
      29-31                      3.0%                      48                      8.0%
      32-33                      3.5%                      49                      8.5%
      34-35                      4.0%                      50                      9.0%
      36-37                      4.5%                      51                      9.5%
      38-39                      5.0%                      52                     10.0%
      40-41                      5.5%                      53                     10.5%
      42-43                      6.0%                      54                     11.0%
      44-45                      6.5%                    55-60                    11.5%
                                                       61 or more                 12.0%

                        (II) For a Participant in the Plan who:

                                        i. was a participant in the ServiStar
                             Plan, had attained age 50 and completed 15 years of service as of January 1, 1998; or

                                        ii. was a participant in the Prior Plan,
                             had attained age 50 and completed 15 years of service as of January 1, 1996;

            an additional 25% credit will be added to the Participant's total annual pension credit percentages.

                        (b) the sum of the annual pension credit percentages in
            the table below that are earned by the Participant for each Year of Service (and fraction thereof) beginning January 1, 2002;

YEARS OF SERVICE            ANNUAL PENSION          YEARS OF SERVICE          ANNUAL PENSION
    WHILE AGE             CREDIT PERCENTAGE            WHILE AGE            CREDIT PERCENTAGE
----------------          -----------------         ----------------        -----------------
  Less than 26                   1.0%                      50                      6.0%
      26-28                      1.5%                      51                      6.5%
      29-31                      2.0%                      52                      7.0%
      32-34                      2.5%                      53                      7.5%
      35-37                      3.0%                      54                      8.0%
      38-40                      3.5%                      55                      8.5%
      41-43                      4.0%                  56 or More                  9.0%
      44-45                      4.5%
      46-47                      5.0%
      48-49                      5.5%

                        (c) For a Participant whose Average Compensation is
                  greater than 2/3 of the Wage Base, an additional amount equal to the excess of the Participant's Average Compensation over 2/3 of the Wage Base multiplied by 1/2 of the Participant's annual pension credit percentages as of December 31, 2001 as defined in section 4.3(B)(1)(a) above.

                  (2) With respect to Participants who are Manchester Employees, the amount determined by multiplying the Participant's Average Compensation by the sum of (a) plus (b) below and adding the result to the amount calculated in (c) below:

                        (a) The sum of the annual pension credit percentages in
            the table in Section 4.3(B)(i)(a) earned by the Participant under the Plan as of October 31, 2002, based on the provisions of the Plan in effect on December 31, 2001 and assuming such provisions had continued in effect until October 31, 2002.

                        (b) The sum of the annual pension credit percentages in
            the table set forth in Section 4.3(B)(1)(b) above that are earned by the Participant for each Year of Service (and fraction thereof) beginning November 1, 2002.

                        (c) For a Participant whose Average Compensation is
            greater than 2/3 of the Wage Base, an additional amount equal to the excess of the Participant's Average Compensation over 2/3 of the Wage Base multiplied by 1/2 of the Participant's annual pension credit percentages as of October 31, 2002 as defined in section 4.3(B)(2)(a) above.

                  (3) In no event will the Participant's Defined Lump Sum Benefit by less than 10% of the Participant's Average Compensation.

            (C) (1) With respect to any Participant who is an officer of the Employer, such Participant's Defined Lump Sum shall not be less than an amount which is equal to the sum of (a) the benefits determined under (B) above, considering only Years of Service prior to becoming an officer, plus (b) 33% of the Participant's Average Compensation for each Year of Service, considering only the Years of Service beginning with the date the Participant became an officer, subject to Section 4.3(C)(2) below. In no event will a Participant's total accumulated pension credit percentages under this paragraph exceed 660%. In no event will the benefit described in this subsection be greater than the maximum benefit payable under Code section 415(b).

                  (2) Effective July 1, 2005, the benefit under this section 4.3(C) will be calculated as the greater of (a) and (b), as described below:

                        (a) the sum of:

                                        i. the benefit described in section
                              4.3(C)(1) based on the Participant's Average
                              Compensation and Years of Service as of December 31, 2004, and

                                        ii. 20% of the Participant's Average
                              Compensation for each Year of Service prior to age 50 and 25% of the Participant's Average Compensation for each Year of Service after age 50, considering only Years of Service beginning with the date the Participant became an Officer on or after January 1, 2005.

                            (b) The benefit described in section 4.3(C)(1),
            based on the Participant's Average Compensation and Years of Service as of June 30, 2005.

            (D) Minimum Benefit Protection

                  (1) With respect to a Participant in the Prior Plan, the lump sum benefit payable under this Plan shall be no less than the Actuarial Equivalent of the Participant's Accrued Benefit under the Prior Plan. Further, for a Participant eligible for an immediate benefit under the Prior Plan, the lump sum shall be no less than the Actuarial Equivalent of the immediate Prior Plan benefit payable to the Participant.

                  (2) With respect to a Participant in the Prior Plan who attains age 62 or completes 30 Years of Service while an active Associate, the lump sum shall be no less than the lump sum calculated in (1) above, assuming the Participant commenced receipt of the lump sum at the later of
      (a) January 1, 1996, and (b) the first day of the month coincident with or next following the earlier of (i) the date the Associate attains age 62, and (ii) the date the Associate completes 30 Years of Service.

                  (3) With respect to a Participant in the SERVISTAR Plan, the lump sum benefit payable under this Plan will not be less than the Actuarial Equivalent of the Participant's Accrued Benefit under the SERVISTAR Plan.

                  (4) With respect to a Participant in the SERVISTAR Plan who attains age 60 while an active Associate, the lump sum shall be no less than the lump sum calculated in (3) above, assuming the Participant commenced receipt of the lump sum at the later of (a) January 1, 1998, and
      (b) the first day of the month coincident with or next following the date the Associate attains age 60.

      4.4 Uniformed Services Employment and Reemployment Rights

      Notwithstanding any Plan provision to the contrary, for re-employments initiated on or after December 12, 1994, benefits and service credit with respect to qualified military service will be provided in accordance with
Section 414(u) of the Code.

                                    SECTION 5

                        IMMEDIATE, EARLY AND LATE PENSION

      5.1 Immediate Pension

      A Participant, whose employment with the Employer and all Affiliated Employers terminates with a 100% Vesting Percentage, may upon such termination of employment prior to his Normal Retirement Date be entitled to receive an immediate Pension. An immediate Pension is the Participant's Accrued Benefit converted into an Actuarially Equivalent single life annuity. With the consent of the Participant and Spousal Consent, if applicable, such immediate Pension shall commence on the first day of the month coinciding with or immediately following the Participant's termination of employment and shall be payable in any form of benefit as described in Section 6. Such Immediate Pension election must be made within 60 days from the date the Pension information and forms are provided to the Participant which will be as soon as administratively practical after the earlier of the submission of the Participant's written notice of termination or the Participant's actual termination from employment.

      5.2 Early Retirement Pension

      A Participant who does not timely elect an immediate Pension under Section
5.1 upon his termination of employment may next elect to receive his Pension as an early retirement Pension under the Plan on the first day of any month thereafter, provided that the Participant gives the Committee at least 15 days advance notice, but not later than his Normal Retirement Date. The early retirement Pension shall equal his Accrued Benefit reduced by 2/3 of 1% for each of the first 60 months and by 1/3 of 1% for each of the next 60 months by which payment of his early retirement Pension precedes his Normal Retirement Date (see SERVISTAR Plan application in Section 5.3 below). If the Participant is younger than age 55, the early retirement Pension shall be Actuarially Equivalent to the Participant's Accrued Benefit. In no event, however, shall a Participant's early retirement Pension be less than his immediate Pension. With the consent of the Participant and Spousal Consent, if applicable, the early retirement Pension shall be payable in any form of benefit described in Section 6.

      5.3 SERVISTAR Plan

      For any Participant whose Pension is determined under Section 4.1(B), the calculation of any immediate or early retirement reduction factors will be based upon an age 60 Normal Retirement Date in accordance with the terms of the SERVISTAR Plan in effect at the earlier of his termination, retirement or January 1, 1998, as restated in Supplement C hereto.

      5.4 Late Retirement Pension

      (A) If a Participant's employment with the Employer or any Affiliated Employer continues after his Normal Retirement Date, such Participant will receive a late retirement Pension commencing on the first day of the month immediately following the calendar month in which his employment ceases by reason other than death. The Participant's late retirement Pension is the Participant's Accrued Benefit.

            In the event a Participant's Pension is required to begin under
Section 6.8 while the Participant is in active service, such required beginning date shall be the Participant's Annuity Starting Date for purposes of Section 6 and the Participant shall receive a late retirement Pension commencing on or before such required beginning date in an amount determined as if he had retired on the last day of the preceding Plan Year. Subsequently, as of the end of each prior Plan Year before the Participant's actual late retirement date (and as of his actual late retirement date), the Participant's Pension shall be recomputed to reflect additional accruals. The Participant's recomputed Pension shall then be paid as of the following January 1.

                  (1) If the Participant's Pension is being paid on an annuity form, the Participant's recomputed Pension shall then be reduced by the Actuarial Equivalent of the total payments of his late retirement Pension which were paid prior to each such recomputation to arrive at the Participant's late retirement Pension; provided that no such reduction shall reduce the Participant's late retirement Pension below the amount of late retirement Pension payable to the Participant prior to the recomputation of such Pension.

                  (2) If the Participant's Pension was paid in a lump sum payment, the additional accrual for a subsequent Plan Year will be based on that Year of Service only and not be reduced by any prior payments. Such additional Accrued Benefit shall be paid in a lump sum as soon as practicable following the end of the Plan Year.

            (B) If a Participant terminates employment with the Employer and all Affiliated Employers prior to age 65, but does not elect to commence his or her Pension until after age 65, the amount of such Pension shall be adjusted to the Actuarial Equivalent of the Pension payable at age 65.

                                    SECTION 6

                             NORMAL FORM OF PAYMENT

      6.1 Normal Form of Payment -- Joint and Survivor

      If the Participant has a Spouse, to whom he was married at least one year prior to his Annuity Starting Date, the normal form of payment is the 50% Qualified Joint and Survivor Annuity form. A Participant who was married within one year of his Annuity Starting Date shall be deemed to have been married for at least one year if he and his spouse remain married for at least one year.

      As an alternative to the 50% Qualified Joint and Survivor Annuity described above, a Participant may elect that his benefit be payable to him in the 100% Qualified Joint and Survivor Annuity form. Such election will not require Spousal Consent as provided in Section 6.4.

      6.2 Normal Form of Payment -- Single Life Annuity

      If the Participant does not have a Spouse on his Annuity Starting Date, the normal form of payment is the single life annuity form. This form provides that payments will be made to the Participant during his lifetime with no payments made after death.

      6.3 Optional Forms of Payment

      In lieu of receiving his Pension in the normal form applicable to his coverage, a Participant may elect to receive an Actuarially Equivalent benefit based on one of the optional forms of payment provided in accordance with the further terms of the Plan, including Sections 6.6 and 6.8.

      6.4 Election of Option

      The Participant may elect or revoke an option during the 90-day period before his Annuity Starting Date by filing a written election, including the Spousal Consent, with the Employer. However, a Participant may not elect more than one option to be effective at the same time. No such election or revocation can be made after the Participant's Retirement Date.

      In addition a Participant may elect or revoke an optional form of payment, to become effective upon his death, at any time on or after his Normal Retirement Date and before his late Retirement Date. To elect an option the Participant must waive surviving Spouse benefit coverage and elect an optional form of payment. His election must include the Spousal Consent to both the waiver and election.

      6.5 Notice to Participants

      The Committee shall furnish to each Participant, no less than 30 days and no more than 90 days, before his Annuity Starting Date a written explanation in nontechnical language of the terms and conditions of the Pension payable to the Participant in the normal and optional forms described in Sections 6.1, 6.2, 6.3, 6.6 and 6.8. Such explanation shall include a general description of the eligibility conditions for, and the material features and relative values of, the optional forms of payment under the Plan, any rights the Participant may have to defer commencement of his Pension, the requirement for Spousal Consent, and the right of the Participant to make, and to revoke, elections under Section 6.4. A Participant's Annuity Starting Date may not occur less than 30 days after receipt of the notice. An election under Section 6.4 shall be made on a form provided by the Plan Administrator and may be made during the 90-day period ending on the Participant's Annuity Starting Date, but not prior to the date the Participant receives the written explanation described in this Section. Notwithstanding any provision to the contrary, the Participant may, after having received the notice, affirmatively elect (with any applicable Spousal Consent) to waive any requirement that the written explanation be provided at least 30 days before his Annuity Starting Date if:

            (A) the Committee clearly informs the Participant that he has a period of at least 30 days after receiving the notice to decide when to have his benefits begin and, if applicable, to choose a particular optional form of payment;

            (B) the Participant affirmatively elects a date for his benefit to begin and, if applicable, an optional form of payment, after receiving the notice;

            (C) the Participant is permitted to revoke his election until the later of his Annuity Starting Date or seven days following the day he received the notice; and

            (D) the distribution of his Pension commences more than 7 days after such explanation is provided to the Participant.

      6.6 SERVISTAR Protected Payment Forms

      Each Participant who was a participant in the SERVISTAR Plan on January 1, 1998 shall have, in addition to the optional forms of payment available under this Plan, all of the normal and optional forms of payment available under the SERVISTAR Plan, except for the 66 2/3 Joint and Survivor Annuity form, with respect to the payment of his Pension under this Plan. The Participant's Pension payable under said SERVISTAR Plan optional payment forms shall be the Actuarial Equivalent of the single life annuity form of payment for the life of the Participant and all calculations of these forms are based on the provisions contained in the SERVISTAR Plan on December 31, 1997 and restated in Supplement C hereto.

      6.7 Payment of Pension to the Participant

      A Participant's Pension will be payable monthly with each payment equivalent to 1/12 of the yearly amount. The first of such monthly payments will be made at the Participant's Normal Retirement Date, late retirement date or early retirement date, if appropriate, with subsequent monthly payments being made at the first of each month thereafter until the Participant's death occurs, or in the case of a survivor annuity, until the surviving Beneficiary's death occurs.

      Except as otherwise provided in Sections 4, 5 or 7, unless the Participant elects otherwise, the payment of a Pension shall commence not later than the 60th day after the latest of the close of the Plan Year in which:

            (A) the Participant attains the earlier of age 65 or his Normal Retirement Date, or

            (B) the fifth anniversary of the year in which the Participant commenced participation in the Plan occurs, or

            (C) the Participant terminates his Service with the Employer.

      Notwithstanding the preceding paragraph, in the case of a Participant in active service of the Employer or an Affiliated Employer, the Participant's Pension shall begin not later than the April 1 following the calendar year in which he attains age 70 1/2. In this situation, the provisions of Section 5.4 shall apply to him. However, a Participant who attained age 70 1/2 prior to January 1, 1988 and who is not a 5% owner (as defined in Section 416(i) of the Code) of the Employer as described above shall not receive payment while in active service under the provisions of this Section 6.7.

      6.8 Payment Options

      If not made in a lump-sum under the small benefits provisions of Section 10.5(G), payment may be made in one of the following forms upon the Participant's election and with Spousal Consent, if applicable:

            (A) A monthly pension payable in equal installments for the life of the Participant; provided however, that in the event the Participant dies within the 10-year period following his Annuity Starting Date, monthly payments equal to those payable during the life of the Participant shall be made to the Beneficiary or Spouse of the deceased Participant designated to receive such payments for the remainder of said 10-year period.

            (B) A lump sum payment equal to the Participant's Defined Lump Sum, as determined under Section 4.3(B) but in no event less than the lump sum amount determined under Section 4.3(D), which payment shall be made as of the first day of the month following the date an election to receive such lump sum payment is made pursuant to this Section.

            (C) A monthly pension payable in equal installments for the life of a Participant.

      The Participant must elect the optional forms of payment described in this
Section 6.9, subject to the provisions of Section 5.1 and as provided in Section
6.4. Each of the optional forms of payment in this Section 6.9 (except as modified by Section 6.9(D)) shall be the Actuarial Equivalent of the single life annuity form of payment for the life of the Participant.

      6.9 Minimum Distribution Requirements

            (A) General Rules

                  (1) Effective Date. The provisions of this Section 6.10 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

                  (2) Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

                  (3) Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.

            (B) Time and Manner of Distribution

                  (1) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date, as defined in subsection (F)(4) below.

                  (2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

                        (a) If the Participant's surviving spouse is the
            Participant's sole designated beneficiary, then, except as provided in subsection (G), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                        (b) If the Participant's surviving spouse is not the
            Participant's sole designated beneficiary, then, except as provided in subsection (G), distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                        (c) If there is no designated beneficiary as of
            September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                        (d) If the Participant's surviving spouse is the
            Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection (B)(2), other than subsection
            (B)(2)(a), will apply as if the surviving spouse were the Participant.

                  For purposes of this subsection (B)(2) and subsection (E), distributions are considered to begin on the Participant's Required Beginning Date (or, if subsection (B)(2)(d) applies, the date distributions are required to begin to the surviving spouse under subsection (B)(2)(a)). If annuity payments irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under subsection (B)(2)(a)), the date distributions are considered to begin is the date distributions actually commence.

                  (3) Form of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with subsections (C), (D) and (E) of this Section 6.10. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations. Any part of the Participant's interest which is in the form of an individual account described in Section 414(k) of the Code will be distributed in a manner satisfying the requirements of Section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

            (C) Determination of Amount to be Distributed Each Year

                  (1) General Annuity Requirements. If the Participant's interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

                        (a) the annuity distributions will be paid in periodic
            payments made at intervals not longer than one year;

                        (b) the distribution period will be over a life (or
            lives) or over a period certain not longer than the period described in subsection (D) or (E);

                        (c) once payments have begun over a period certain, the
            period certain will not be changed even if the period certain is shorter than the maximum permitted;

                        (d) payments will either be non-increasing or increase
            only as follows:

                                        i. by an annual percentage increase that
                              does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

                                        ii. to the extent of the reduction in
                              the amount of the Participant's payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in subsection (D) dies or is no longer the Participant's beneficiary pursuant to a qualified domestic relations order within the meaning of
                              Section 414(p) of the Code;

                                        iii. to provide cash refunds of employee
                              contributions upon the Participant's death; or

                                        iv. to pay increased benefits that
                              result from a Plan amendment.

                  (2) Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant's Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under subsection
      (B)(2)(a) or (b)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant's benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant's Required Beginning Date.

                  (3) Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

            (D) Requirements For Annuity Distributions that Commence During Participant's Lifetime

                  (1) Joint Life Annuities Where the Beneficiary Is Not the Participant's Spouse. If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a non-spouse beneficiary, annuity payments to be made on or after the Participant's Required Beginning Date to the designated beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of
      Section 1.401(a)(9)-6T of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a non-spouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

                  (2) Period Certain Annuities. Unless the Participant's spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant's lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Participant as of the Participant's birthday in the year that contains the annuity starting date. If the Participant's spouse is the Participant's sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant's applicable distribution period, as determined under this subsection
      (D)(2), or the joint life and last survivor expectancy of the Participant and the Participant's spouse as determined under the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the calendar year that contains the annuity starting date.

            (E) Requirements for Minimum Distributions Where Participant Dies Before Date Distributions Begin

                  (1) Participant Survived by Designated Beneficiary. Except as provided in subsection (G) below, if the Participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Participant's entire interest will be distributed, beginning no later than the time described in subsection (B)(2)(a) or (b), over the life of the designated beneficiary or over a period certain not exceeding:

                        (a) unless the annuity starting date is before the first
            distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year immediately following the calendar year of the Participant's death; or

                        (b) if the annuity starting date is before the first
            distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year that contains the annuity starting date.

                  (2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (3) Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this subsection (E) will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to subsection (B)(2)(a).

            (F) Definitions

                  (1) Designated Beneficiary. The individual who is designated as the beneficiary under the terms of this Supplement and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

                  (2) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to subsection (B)(2).

                  (3) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

                  (4) Required Beginning Date. The April 1 following the calendar year in which the Participant attains age 70 1/2.

            (G) Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in subsection (B)(2), but the Participant's entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

      6.10 Restoration of Retired Participant or Other Former Associate to
Service

      If a Participant having received his Pension or in receipt of a Pension is restored to service with the Employer or an Affiliated Employer, the following shall apply:

            (A) Upon his restoration to service he shall not be required or allowed to repay any benefit he has received and, if his Pension is payable in an annuity form, his Pension shall not be suspended and any optional form of payment shall remain in effect; if the Participant had commenced payment prior to his Normal Retirement Date, however, any additional Pension he accrues after his restoration to service shall be paid to his surviving Spouse in accordance with the provisions of Section 7 if he should die in active service.

            (B) Any Years of Service to which he was entitled when he retired or terminated service shall be restored to him, subject to the provisions of
Section 2.1(PP) ("Years of Service").

      6.11 Direct Rollover of Certain Distributions

            (A) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

            (B) The following definitions apply to the terms used in this
Section:

                  (1) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income;

                  (2) An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. An "eligible retirement plan" shall also mean an annuity contract described in Section 403(b) of the Code and an eligible deferred compensation plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

                  (3) A "distributee" includes an Associate or former Associate. In addition, the Associate's or former Associate's surviving Spouse and the Associate's or former Associate's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in
      Section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse; and

                  (4) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

            (C) In the event that the provisions of this Section 6.11 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section or any applicable part thereof shall be ineffective without the necessity of further amendments to the Plan.

                                    SECTION 7

                            SURVIVING SPOUSE BENEFIT

      7.1 Eligibility

      Upon the death of a Participant before his Retirement Date, his Spouse will receive a surviving Spouse benefit as described below in either 7.2(A) or
(B) as applicable, but in no event less than the amount determined under Section 7.2(C), if the following requirements were met when the Participant died:

            (A) The Participant had a Spouse to whom the Participant had been married at least one full year prior to his death; and

            (B) The Participant's Vesting Percentage is 100%.

      7.2 Amount

            (A) If the Participant dies while actively employed by the Employer, the surviving Spouse benefit shall be equal to 55% of the Participant's Defined Lump Sum, but in no event less than 55% of the lump sum amount determined under
Section 4.3(D).

            (B) If the Participant dies after his employment with the Employer is terminated, but prior to commencement of payments under the Plan, the Surviving Spouse benefit shall be equal to 55% of the benefit the Participant would have received if the Participant had survived to age 55 (or the age at his date of death, if older) and elected a 50% Qualified Joint and Survivor Annuity, and died.

            (C) Regardless of the amount determined under (A) or (B),

                  (1) if a married Participant dies before his Annuity Starting Date, and also before reaching his earliest retirement age, as defined in
      Section 5.2, then the benefit may not be less than the benefit that would be payable to the Spouse if the Participant had separated from service at the earlier of the actual separation or death, survived until the earliest retirement age, retired at that time with an immediate Qualified Joint and Survivor Annuity, and died on the day thereafter; or

                  (2) if a married Participant dies before his Annuity Starting Date, but after reaching his earliest retirement age, as defined in Sections 5.2, then the benefit may not be less than the benefit that would be payable to the Spouse if the Participant had retired with an immediate Qualified Joint and Survivor Annuity on the day before the Participant's death.

      7.3 Payments

            (A) Subject to the surviving Spouse's right to have the benefit paid at what would have been the Participant's Normal Retirement Date, the surviving Spouse benefit under Section 7.2(A) shall be paid commencing as of the first day of the month coinciding with or immediately following the Participant's death. In lieu of immediate monthly payments for life, the surviving Spouse may elect to receive the benefit immediately as a lump sum. Alternatively, the surviving Spouse may elect to defer commencement of the surviving Spouse benefit until the first day of any month coinciding with or immediately following the date the Participant would have attained age 55 (or age at death, if older), but not later than the first day of the month coinciding with or next following the date that would have been the Participant's Normal Retirement Date (or age at death, if older).

            If a surviving Spouse elects to defer commencement of the surviving Spouse benefit, the benefit shall be converted to an Actuarially Equivalent monthly annuity for the life of the surviving Spouse commencing on the date that would have been the Participant's Normal Retirement Date. This benefit will be reduced by 2/3 of 1% for each of the first 60 months and 1/3 of 1% for each of the next 60 months by which the benefit commencement date precedes the date that would have been the Participant's Normal Retirement Date. In no event, however, shall this benefit be less than the benefit the surviving Spouse could have received as a monthly annuity for life commencing on the first of the month coinciding with or immediately following the Participant's death.

            (B) Subject to the surviving Spouse's right to have the benefit paid at what would have been the Participant's Normal Retirement Date, the surviving Spouse benefit under Section 7.2(B) shall be paid commencing as of the first day of the month coinciding with or immediately following the Participant's death. In lieu of such immediate payment, the surviving Spouse may elect to defer receipt of the surviving Spouse benefit to any date which is not later than the Participant's Normal Retirement Date. If such an election is made, the surviving Spouse benefit shall be equal to 55% of the benefit the Participant would have received if the Participant had survived to the date at which the surviving Spouse elects to commence the surviving Spouse benefit and had elected a 50% Qualified Joint and Survivor Annuity.

            (C) An election by the Spouse to commence receiving payments prior to what would have been the Participant's Normal Retirement Date shall be made on a form provided by the Plan Administrator and may be made during the 90-day period ending on the date the payments to the Spouse commence.

      7.4 Death Benefits for Non-Spouse Beneficiaries

      If a Participant dies prior to his or her Annuity Starting Date and does not have a Spouse eligible for the surviving Spouse benefit, then the following provisions shall apply:

            (A) If the Participant's Vesting Percentage at the time of death was 100%, then Participant's Beneficiary shall be entitled to a death benefit equal to 55% of the Participant's Defined Lump Sum.

            (B) If the Participant was a former participant in the SERVISTAR Plan, then the amount payable to a Beneficiary under paragraph (A) above shall at least be equal to the Participant's available contributions together with credited interest computed thereon to the date of the Participant's death. Credited interest on a Participant's contributions means interest for the number of full months from the January 1 following the date each such contribution was paid to the Plan to the date specified herein. Prior to January 1, 1960, the rate of credited interest was 2-1/2% per annum, compounded annually. From January 1, 1960 to January 1, 1976, the rate of credited interest was 3% per annum, compounded annually. From January 1, 1976 to July 1, 1983, the rate of credited interest is 5% per annum. On and after July 1, 1983, the rate of credited interest is 7% per annum, compounded on each July 1. Any change in the rate of credited interest will apply to interest allowed for months occurring after the effective date of change.

            (C) All death benefits payable under this Section 7.4 shall be paid to the Beneficiary in a single, lump sum payment, as soon as practicable following the Participant's death.

            The foregoing provisions of this Section 7.4 shall apply to Participants who terminate employment with the Employer on or after December 15, 2002. The death benefits payable to the Beneficiary of a Participant who terminated employment with the Employer prior to such date, if any, shall be determined in accordance with the terms of the Plan as in effect on such termination date.

                                    SECTION 8

                             TRUST FUND AND TRUSTEE

      8.1 Trust Fund

      The Employer has heretofore established the Fund which comprises all of the assets of the Plan and into which future contributions to finance this Plan shall be made. The Trust shall hold the Fund, which shall be used to pay benefits or expenses as provided in this Plan pursuant to authorization by the Committee; and such benefits shall be payable only from the Fund.

      8.2 Trust Fund Applicable Only to Payment of Benefits and Expenses

      The fund will be used and applied only in accordance with the provisions of the Plan and the Trust Agreement entered into by the Employer and the Trustee to provide the benefits thereof, and no part of the corpus or income of the Trust fund will be used for, or diverted to, purposes other than for the exclusive benefit of Participants under the Plan and other persons thereunder entitled to benefits except to the extent provided in Sections 9.2 and 11.3 or to pay any reasonable expenses in the administration of the Plan.

      8.3 Trustee Capacity

      When there are two or more Trustees, they are authorized to allocate specific responsibilities, obligations or duties among themselves by their written agreement. An executed copy of such written agreement is to be delivered to and retained by the Committee. In the event of more than one Trustee, any action shall be taken at the direction of a majority of such Trustees.

      8.4 Resignation and Removal of Trustee

      Any Trustee may resign at any time by delivering to the Board of Directors of the Employer (the "Board of Directors") a written notice of resignation, which notice may be waived by the Board of Directors, to take effect at a date specified therein, which shall not be less than 30 days after the delivery thereof. The Trustee may be removed by the Board of Directors with or without cause, by tendering to the Trustee a written notice of removal to take effect at a date specified therein. Upon such removal or resignation of a Trustee, the Board of Directors shall either appoint a successor Trustee who shall have the same powers and duties as those conferred upon the resigning or discharged Trustee, or, if more than one Trustee is acting, determine that a successor shall not be appointed and the number of Trustees shall be reduced by one.

      8.5 Taxes, Expenses and Compensation of Trustee

      The Trustee shall deduct from and charge against the Trust any taxes paid by it which may be imposed upon the Trust, or the income thereof, or which the Trustee is required to pay with respect to the interest of any Participant or Beneficiary therein. The Employer may pay the Trustee's reasonable expenses in administering the Plan and a reasonable compensation for its services as Trustee hereunder, either directly or through the Fund, at a rate to be agreed upon from time to time; provided, however, that no full-time Associate shall receive any compensation for acting as Trustee hereunder.

      8.6 Funding Policy and Investment Managers

      The Employer or its delegate shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Plan and the requirements of ERISA and shall determine the investment policy for the Plan. However, the Employer or its delegate may appoint one or more investment managers to manage the assets of the Plan (including the power to acquire and dispose of all or part of such assets) as the Employer shall designate. In that event, the authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.

      For purposes of this Article, the term "investment manager" means an individual who:

            (A) Has the power to manage, acquire or dispose of any asset of the Plan;

            (B) Is (i) registered as an investment advisor under the Investment Advisors Act of 1940, (ii) is a bank, as defined in that Act, or (iii) is an insurance company qualified to perform services described in paragraph (A) above; and

            (C) Has acknowledged in writing that he is a fiduciary with respect to the Plan.

                                    SECTION 9

                               FUNDING OF BENEFITS

      9.1 Contributions to the Fund

      From time to time, the Employer shall make such contributions to the Fund as the Employer determines are required to maintain the Plan on a sound actuarial basis. In determining the amounts and incidence of such contributions, the Employer will take into account such actuarial recommendations as may be provided by an enrolled actuary as defined by ERISA. Contributions by Participants are neither required nor permitted.

      9.2 Fund for Exclusive Benefit of Participants

      The Fund is for the exclusive benefit of Participants and other persons who may become entitled to benefits hereunder, and may also be used to pay any reasonable expenses arising from the administration of the Plan not assumed and then paid directly by the Employer. Prior to the satisfaction of all liabilities for benefits provided hereunder, no contribution made to the Fund will be refunded to the Employer except in the following circumstances:

            (A) The Employer's contributions to the Plan are conditioned upon their deductibility under Section 404 of the Code. If all or part of the Employer's deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest, but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the date of the disallowance of deduction.

            (B) The Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake in fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

      9.3 Disposition of Credits and Forfeitures

      No credit or forfeitures arising from the operation of the Plan may be used to increase the benefit of any Participant or group of Participants but will instead be taken into account in determining contributions to be made by the Employer.

                                   SECTION 10

                               PLAN ADMINISTRATOR

      10.1 Plan Administrator/Appointment of Committee

      To the extent provided in this Section, the general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in a committee of not less than 3 persons appointed from time-to-time by the Board of Directors (the "Committee") to serve at the pleasure of the Board of Directors. Any person who is appointed a member of the Committee shall signify his acceptance by filing written acceptance with the Board of Directors and the Secretary of the Committee. Any member of the Committee may resign by delivering his written resignation to the Board of Directors and the Secretary of the Committee. If the Employer does not appoint a Committee, the Employer shall perform the duties of the Committee.

      10.2 Duties and Authority

      The Plan Administrator shall administer the Plan on behalf of the Employer in a nondiscriminatory manner for the exclusive benefit of Participants and their Beneficiaries.

      The Plan Administrator shall have the exclusive discretionary power to, and perform all such duties as are necessary to, operate, administer and manage the Plan in accordance with the terms thereof, including but not limited to the following:

            (A) To determine, in its sole discretion, all questions relating to a Participant's coverage under the Plan,

            (B) To maintain all necessary records for the administration of the Plan,

            (C) To compute and authorize the payment of a Pension and other benefit payments to eligible Participants and Beneficiaries,

            (D) To adopt and amend rules for the administration of the Plan and the transaction of its business subject to the limitations of the Plan. The Plan Administrator shall have the sole and unilateral discretionary authority to interpret the Plan and to make factual determinations (including but not limited to, determination of an individual's eligibility for Plan participation, the right, amount and form of any benefit payable under the Plan and the date on which any individual ceases to be a Participant and to remedy ambiguities, inconsistencies and/or omissions). The determinations, acts and decisions of the Plan Administrator shall be final, conclusive and binding on all parties and, subject to the claim procedures in Section 10.7(B), shall not be overturned unless determined to be arbitrary and capricious by a court of competent jurisdiction.

            (E) To advise or assist Participants regarding any rights, benefits or elections available under the Plan.

      The Plan Administrator shall take such actions as are necessary to establish and maintain the Plan as a retirement program which is at all times in full and timely compliance with any law or regulation having pertinence to this Plan.

      The Plan Administrator shall have all reasonable discretionary powers necessary or appropriate to accomplish its duties as Plan Administrator. The Plan Administrator shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of a similar situation.

      10.3 Removal of Committee Members

      Any member of the Committee may be removed with or without cause by the Board of Directors through delivery to him of written notice of removal, to take effect at a date specified therein.

      10.4 Appointment of Successor Committee Member

      In the event the Committee has fewer than three members, the Board of Directors shall promptly designate one or more successor Committee members who must signify acceptance of this position in writing. In the event no Committee is appointed, the Employer shall function as the Plan Administrator until a new Plan Administrator has been appointed and has accepted such appointment.

      10.5 Plan Administration -- Miscellaneous

            (A) Filing a claim for Benefits. A Participant or Beneficiary shall notify the Plan Administrator of a claim for benefits under the Plan. Such request may be in any form adequate to give reasonable notice to the Plan Administrator and shall set forth the basis of such claim. The claim shall also authorize the Plan Administrator to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the Plan.

            (B) Claims Procedures.

                  (1) The Plan Administrator will endeavor to administer the Plan fairly and consistently and to pay all benefits to which Participants or Beneficiaries are properly entitled. However, failure to execute any forms required or to furnish information requested by the Plan Administrator within a reasonable period of time may result in delayed benefit payments. All claims for unpaid benefits should be made in writing to the Plan Administrator. The Plan Administrator may request additional information necessary to consider the claim further. If a claim is wholly or partially denied, the Plan Administrator will notify the claimant of the adverse decision within a reasonable period of time, but not later than 90 days after receiving the claim, unless the Plan Administrator determines that special circumstances require an extension. In such case, a written extension notice shall be furnished before the end of the initial 90-day period. The extension cannot exceed 90 days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan

      Administrator expects to render the decision. The claim determination time frames begin when a claim is filed, without regard to whether all the information necessary to make a claim determination accompanies the filing. Any notice of denial shall include:

                  (i) The specific reason or reasons for denial with reference to those specific Plan provisions on which the denial is based;

                  (ii) A description of any additional material or information necessary to perfect the claim and an explanation of why that material or information is necessary; and

                  (iii) A description of the Plan's appeal procedures and time frames, including a statement of the claimant's right to bring a civil action under ERISA following an adverse decision on appeal.

                  (2) A claimant, or a claimant's authorized representative, may appeal a denied claim within 60 days after receiving the Plan Administrator's notice of denial. A claimant has the right to:

                  (i) Submit to the Plan Administrator, for review, written comments, documents, records and other information relating to the claim;

                  (ii) Request, free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim; and

                  (iii) A review on appeal that takes into account all comments, documents, records, and other information submitted by the claimant, without regard to whether such information was submitted or considered in the initial claim decision.

                  (3) The Plan Administrator will make a full and fair review of the appeal and may require additional documents as it deems necessary in making such a review. A final decision on review shall be made within a reasonable period of time, but not later than 60 days following receipt of the written request for review, unless the Plan Administrator determines that special circumstances require an extension. In such case, a written extension notice will be sent to the claimant before the end of the initial 60-day period. The extension notice shall indicate that the special circumstances and the date by which the Plan Administrator expects to render the appeal decision. The extension cannot exceed a period of 60 days. The appeal time frames begin when an appeal is filed, without regard to whether all the information necessary to make an appeal decision accompanies the filing. If an extension necessary because the claimant failed to submit necessary information, the days from the date the Plan Administrator sends the extension notice until the claimant responds to the request for additional information are not counted as part of the appeal determination period. The Plan Administrator's notice of denial on appeal shall include:

                  (i) The specific reason or reasons for denial with reference to those Plan provisions on which the denial is based; and

                  (ii) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other information relevant to the claimant's claim.

            (C) Governing Law. To the extent not preempted by ERISA, the Plan shall be construed, regulated and administered under the laws of the State of Illinois.

            (D) Masculine and Feminine, Singular and Plural. In construing the text of this Plan, the masculine shall include the feminine and the singular shall include the plural, and the plural the singular wherever the context shall plainly so require.

            (E) Reference to Laws. Any reference herein to any section of the federal Internal Revenue Code, ERISA or any other statute or law shall be deemed to include any successor statute or law of similar import.

            (F) Non-Assignment. Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned, alienated, subject to garnishment, levy, execution or other legal or equitable process, or otherwise subject to the claims of creditors, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:

                  (1) creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,

                  (2) is made pursuant to a State domestic relations law,

                  (3) does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and

                  (4) otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a "qualified domestic relations order," as determined by the Plan Administrator.

            The amount payable to an alternate payee under a qualified domestic relations order shall be paid to the alternate payee in a single lump sum as soon as practicable after the order has been determined to be qualified by the Plan Administrator unless the qualified domestic relations order specifically provides otherwise.

            (G) Small Benefits. If the Actuarial Equivalent of the Vesting Percentage of the Participant's Pension under the Plan is $1,000 or less, such Pension shall be distributed without the Participant's consent (or his Spouse's/Beneficiary's consent, if applicable) in the form of a lump sum cash distribution. For purposes of determining such Actuarial Equivalent amount, it shall be assumed that the benefit commencement date is the Participant's Normal Retirement Date.

            The lump sum payment shall be made as soon as administratively practicable following the Participant's termination of employment or death, but in any event prior to the date his Pension payments would have otherwise commenced. In the event a Participant is not entitled to any Pension upon his termination of employment, he shall be deemed cashed-out under the provisions of this paragraph (G) as of the date he terminated service. However, if a Participant described in the preceding sentence is subsequently restored to service, the provisions of Section 6.10 shall apply to him without regard to such sentence.

            (H) Conditions of Employment Not Affected by Plan. The establishment of the Plan shall not confer any legal rights upon any Associate or other person for a continuation of employment, nor shall it interfere with the rights of the Employer or an Affiliated Employer to discharge any Associate and to treat him without regard to the effect which that treatment might have upon him as a Participant or potential Participant of the Plan. Participation in the Plan shall not grant any Participant the right to be retained in the service of the Employer or an Affiliated Employer or any other rights other than those to which he is entitled under relevant law or regulations.

            (I) Clerical Error. If any fact pertaining to eligibility for or amount of benefits payable under the Plan to a Participant or other payee has been misstated, or in the event of clerical error, the benefits will be adjusted by the Plan Administrator on the basis of the correct facts in a manner precluding individual selection.

            (J) Divestment of Benefits for Cause Precluded. In no event may a Participant be divested for cause of Pension or other benefits which he is eligible to receive.

            (K) Advisors and Counsel. The Employer, or the Committee acting through the Employer, may employ one or more persons to render advice with respect to any duty or responsibility it may have including, but not limited to, consultants, actuaries, financial advisors, accountants and attorneys.

            (L) Incompetency. If the Committee receives evidence satisfactory to it that a Participant or his Beneficiary to whom an amount is distributable under this Plan is legally incompetent to receive such amount and give valid receipt therefore, the Committee may cause payment of such amount to be made to the guardian or other legal representative of such Participant or his Beneficiary, or in the absence of a legal guardian or other legal representative, to such other person or institution who is then maintaining and has custody of such Participant or his Beneficiary. Any payments made shall be a complete discharge of liabilities of the Plan for that benefit.

            (M) Erroneous Payments. In the event that a Participant (or his Beneficiary) receives a distribution under this Plan in excess of the amount, if any, to which he is entitled, by reason of a calculation error or otherwise, the Plan Administrator, in its sole and absolute discretion, may adjust future benefit payments to the Participant (or his Beneficiary) to the extent necessary to recoup the amount which the Participant (or his Beneficiary) received which was in excess of the amount to which he was entitled under the term of the Plan. If the Plan Administrator determines, in its sole and absolute discretion, that it is not feasible or desirable to adjust future benefit payments to the Participant, the Plan Administrator may require the

Participant (or his Beneficiary) to repay to the Plan the amount which is in excess of the amount to which the Participant (or his Beneficiary) is entitled under the terms of the Plan. All amounts received by the Participant (or his Beneficiary) under the Plan shall be deemed to be paid subject to these conditions. The determination of the Plan Administrator made pursuant to this
Section 10.7(M) shall be final, conclusive and binding on all parties, subject to the claims procedures under Section 10.7(B), and shall not be overturned unless such determinations are arbitrary and capricious.

            (N) Headings. The headings of the Plan have been inserted for convenience of reference only and are to be ignored in the construction of the Plan.

            (O) Information. Before any benefit shall be payable by the Plan, each Participant, Spouse, Beneficiary or other person entitled to a benefit shall file with the Committee all the information that the Committee shall require to establish such persons rights and benefits under the Plan.

            (P) Written Elections. Any elections, notifications or designations made by a Participant or any other individual pursuant to the provisions of the Plan shall be made in writing and filed with the Committee in a time and manner determined by the Committee under rules uniformly applicable to all persons similarly situated. The Committee reserves the right to change from time to time the time and manner for making notifications, elections or designations by such persons under the Plan if it determines after due deliberation that such action is justified in that it improves the administration of the Plan. In the event of a conflict between the provisions for making an election, notification or designation set forth in the Plan and such new administrative procedures, those new administrative procedures shall prevail.

            (Q) Vested Rights. No person shall have any vested rights under the Plan and Trust except to the extent that such rights may accrue to him as provided under the Plan. Furthermore, any person with vested rights under the Plan and Trust shall look solely to the Plan and Trust and the assets thereunder for satisfaction of such vested rights.

            (R) Plan Provisions Controlling. In the event of any conflict between the provisions of the Plan and the provisions of a summary or other description of the Plan or the terms of any agreement or instrument related to the Plan, the provisions of the Plan shall control.

            (S) Interpretation of the Plan. It is the intent of the Employer that the Plan and Trust qualify under Sections 401(a) and 501(a) of the Code, respectively, and meet all applicable requirements of ERISA. Accordingly, the Plan and Trust shall be construed and interpreted in such manner as to give effect to this intent.

            (T) Limitation of Liability. The Employer, the Board of Directors of the Employer or any Affiliated Employer, the members of the Committee, and any of their officers, Associates, representatives, consultants, counsel, or agents shall not incur any liability individually or on behalf of any other individuals or on behalf of the Employer for any act or failure to act, made in good faith in relation to the Plan or the Funds of the Plan. However, this limitation shall not act to relieve any such individual or the Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

            (U) Indemnification. The Employer, members of the Committee, the Board of Directors of the Employer or any Affiliated Employer, and their officers, Associates, representatives, consultants, counsel, and agents shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the Fund of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the Fund of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the Fund of the Plan, except for such liability, losses or costs which result from:

                  (1) their actions or failures to act made in bad faith;

                  (2) their own gross negligence or willful conduct;

                  (3) any settlement, without the Employer's prior approval, of an action, suit, or proceeding; or

                  (4) suits or actions at law or in equity advanced by the Employer against such party.

            (V) Authority to Act. The Employer and the Committee may authorize one or more of its members, Associates, representatives, consultants, counsel, or agents to execute on its behalf instructions or directions to any interested party, and any such interested party may rely thereupon and the information contained therein.

                                   SECTION 11

                        AMENDMENT AND TERMINATION OF PLAN

      11.1 Amendment -- General

      The Employer, by action of its Board of Directors, or the Committee, in either case, at a meeting held either in person or by telephone or other electronic means, or by unanimous written consent in lieu of a meeting, reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. However, no amendment shall make it possible for any part of the Fund of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan, before the satisfaction of all liabilities with respect to them. No amendment shall be made which has the effect of decreasing the Protected Benefit of any Participant or of reducing the nonforfeitable percentage of the Accrued Benefit of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

      11.2 Amendment -- Merger or Consolidation of Plan

      This Plan may be amended to provide for the merger or consolidation of the Plan with another retirement plan, or for the transfer of assets and liabilities hereunder to another retirement plan. Such an event, however, may not occur unless each Participant would receive a retirement benefit under such other retirement plan after the merger, consolidation, or transfer (assuming that plan had then terminated) which is at least as great as the benefit he would have received under this Plan immediately prior to the merger, consolidation, or transfer (assuming this Plan had then terminated).

      11.3 Termination of Plan

      The Employer, by action of its Board of Directors, taken at a meeting held either in person or by telephone or other electronic means, or by unanimous written consent in lieu of a meeting, may terminate the Plan for any reason at any time. In case of termination of the Plan, the rights of Participants to their Protected Benefits as of the date of the termination, to the extent then funded or protected by law, if greater, shall be nonforfeitable. The Funds of the Plan shall be used for the exclusive benefit of persons entitled to benefits under the Plan as of the date of termination, except as provided in Section 9.2. However, any funds not required to satisfy all liabilities of the Plan for benefits because of erroneous actuarial computation shall be returned to the Employer. The Plan Administrator shall determine on the basis of actuarial valuation the share of the Fund of the Plan allocable to each person entitled to benefits under the Plan in accordance with Section 4044 of ERISA, or corresponding provision of any applicable law in effect at the time. In the event of a partial termination of the Plan, the provisions of this Section shall be applicable to the Participants affected by that partial termination.

                                   SECTION 12

           RESTRICTION OF BENEFITS UPON EARLY TERMINATION OF THE PLAN

      12.1 Limitation Concerning Highly Compensated Employees or Highly Compensated Former Employees

            (A) The provisions of this Section shall apply (i) in the event the Plan is terminated, to any Participant who is a Highly Compensated Employee or Former Highly Compensated Employee of the Employer or an Affiliated Employer and
(ii) in any other event, to any Participant who is one of the 25 Highly Compensated Employees of former Highly Compensated Employees of the Employer or Affiliated Employer with the greatest compensation in any Plan Year. The amount of the annual payments to any one of the Participants to whom this Section applies shall not be greater than an amount equal to the annual payments that would be made on behalf of the Participant during the year under a single life annuity that is Actuarially Equivalent to the sum of the Participant's Accrued Benefit and the Participant's other benefits under the Plan.

            (B) If, (i) after payment of Pension or other benefits to any one of the Participants to whom this Section applies, the value of Plan assets equals or exceeds 110% of the value of current liabilities (as that term is defined in Section 412(l)(7) of the Code) of the Plan, (ii) the value of the Accrued Benefit and other benefits of any one of the Participants to whom this Section applies is less than 1% of the value of current liabilities of the Plan, or
(iii) the value of the benefits payable to a Participant to whom this Section applies does not exceed the amount described in Section 411(a)(11)(A) of the Code, the provisions of paragraph (A) above will not be applicable to the payment of benefits to such Participant.

            (C) If any Participant to whom this Section applies elects to receive a lump sum payment in lieu of his Pension and the provisions of paragraph (B) above are not met with respect to such Participant, the Participant shall be entitled to receive his benefit in full provided he shall agree to repay to the Plan any portion of the lump sum payment which would be restricted by operation of the provisions of paragraph (A), and shall provide adequate security to guarantee that repayment.

            (D) Notwithstanding paragraph (A) of this Section, in the event the Plan is terminated, the restriction of this Section shall not be applicable if the benefit payable to any Highly Compensated Employee and any former Highly Compensated Employee is limited to a benefit that is nondiscriminatory under
Section 401(a)(4) of the Code.

            (E) If it should subsequently be determined by statute, court decision acquiesced in by the Commissioner of Internal Revenue, or ruling by the Commissioner of Internal Revenue, that the provisions of this Section are no longer necessary to qualify the Plan under the Code, this Section shall be ineffective without the necessity of further amendment to the Plan.

                                   SECTION 13

                       SPECIAL PENSION BENEFITS PROVISIONS

      13.1 Statutory Maximum Pension Benefits

      The statutory maximum amount of yearly Pension payable during any Plan Year, which shall be the limitation year for the purpose attributable to the Employer Accrued Benefit shall be determined in accordance with the further provisions of this Section 13.1.

            (A) Basic Limitation

            Regardless of any other provisions of this Plan, other than paragraphs (B)(4), (C) and (D) below, the amount of yearly Pension payable hereunder for any Limitation Year shall not exceed the lesser of (1) the Defined Benefit Dollar Limitation or (2) 100% of the Participant's average annual remuneration determined with reference to the three consecutive limitation years of Service which he received the highest aggregate remuneration from the Employer and all Affiliated Employers (referred to hereinafter in this Section
13.1 as "highest average compensation").

            The "Defined Benefit Dollar Limitation" is $160,000, as adjusted, effective January 1 of each year, under Section 415(d) of the Code in such manner as the Secretary of the Treasury shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Section 415(d) of the Code will apply to limitation years ending with or within the calendar year for which the adjustment applies.

            (B) Secondary Limitations

            The basic limitation in paragraph (A) shall be reduced or increased, as applicable, for the following situations if they are applicable:

                  (1) Form of Pension other than a life annuity.

                  If the Pension is payable in a form other than a single life annuity, or a Qualified Joint and Survivor Annuity, the basic limitation in paragraph (A) shall be adjusted to its actuarial equivalent based upon the age at which such Pension commences and an interest rate assumption of the greater of the rate of interest specified in Supplement A - Section A.1.(a) or 5%.

                  (2) Less Than 10 Years of Service

                  If the Participant has less than 10 full years of Service, the basic limitations in paragraph (A)(2) shall be reduced by multiplying such limitation by a fraction, the numerator of which is the Participant's years of Service (computed to the nearest full month) and the denominator of which is 10. In addition, if the Participant has not been a Participant of the Plan for at least 10 years, the maximum annual Pension in paragraph
      (A)(1) above shall be multiplied by the ratio which the number of years of his participation in the Plan bears to 10. In both cases, these limits under this

      Section 13.1(B)(2) shall not be reduced to an amount less than 1/10 of the applicable limitation in Section 13.1(A).

                  (3) Commencement of Pension

                  If the Pension of a Participant begins prior to age 62, the Defined Benefit Dollar Limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the Defined Benefit Dollar Limitation applicable to the Participant at age 62 (adjusted under Section 13.1(B)(2), if required). The Defined Benefit Dollar Limitation applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the Defined Benefit Dollar Limitation computed using the interest rate and Group Annuity Mortality Table specified in Supplement A - Section A.1. and (ii) the actuarial equivalent (at such age) of the Defined Benefit Dollar Limitation computed using a 5 percent interest rate and the Group Annuity Mortality Table as specified in Supplement A - Section A.1.(b).

                  (4) Commencement of Pension After Social Security Retirement
      Age

                  If the Pension benefit of a Participant begins after the Participant attains age 65, the Defined Benefit Dollar Limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the Defined Benefit Dollar Limitation applicable to the Participant at age 65 (adjusted under Section 13.1(B)(2), if required). The actuarial equivalent of the Defined Benefit Dollar Limitation applicable at an age after age 65 is determined as (i) the lesser of the actuarial equivalent (at such age) of the Defined Benefit Dollar Limitation computed using the interest rate and Group Annuity Mortality Table specified in Supplement A - Section A.1. and (ii) the actuarial equivalent (at such age) of the Defined Benefit Dollar Limitation computed using a 5 percent interest rate assumption and the applicable Group Annuity Mortality Table specified in Supplement A - Section A.1.(b).

                  (5) Special Provisions Effective under the Small Business Job Protection Act of 1996.

                        (I) This Section 13.1(B)(5) is effective on January 1,
            2000. As provided in the Small Business Job Protection Act of 1996, for purposes of this Section 13.1, a Participant's annual benefit provided under this Plan, and compliance with the benefit limitations under Section 415 of the Code, shall be determined in accordance with Revenue Ruling 98-1, 1998-1 C.B. 249, and specifically Q&A-7 and Q&A-8 thereof. The annual benefit for a Participant who is married shall include the benefit payable as a Qualified Joint and Survivor Annuity under Section 6.1.

                        (II) For purposes of applying Section 415(b) of the Code
            to an optional form of benefit under Sections 6.3, 6.7, and 6.9 of the Plan that is not subject to Section 417(e)(3) of the Code, the determination as to whether such a benefit satisfies the limitations under Section 415(b) of the Code is made by comparing the equivalent annual benefit determined in Step 1 below with the lesser of the age-adjusted dollar limit determined in Step 2 below and the limitations under Section 415(b) of the Code described in Step 3 below:

                        Step 1: Under Section 415(b)(2)(B) of the Code,
            determine the annual benefit in the form of a straight life annuity commencing at the same age that is actuarially equivalent to the retirement benefit. In general, Sections 415(b)(2)(E)(i) and (v) of the Code require that the equivalent annual benefit be the greater of the equivalent annual benefit computed using the interest rate and mortality table, specified in Supplement A - Section A.1 of the Plan for actuarial equivalence for the particular form of benefit payable (Plan rate and Plan mortality table, or Plan tabular factor, respectively) and the equivalent annual benefit computed using a 5 percent interest rate assumption and the applicable mortality table. This step does not apply to a benefit that is not required to be converted to a straight life annuity pursuant to Section 415(b)(2)(B) of the Code (for example, a qualified joint and survivor annuity).

                        Step 2: Under Section 415(b)(2)(C) or (D) of the Code,
            determine the dollar limitation under Section 415(b) of the Code that applies at the age the benefit is payable (age-adjusted dollar limit). The age-adjusted dollar limit is the annual benefit that is actuarially equivalent to an annual benefit equal to dollar limitation under Section 415(b) of the Code payable at the Participant's social security retirement age (as such term is defined in Section 13.1(B)(3)).

                        If the age at which the benefit is payable is 62 or
            greater, and less than the Participant's social security retirement age, the age-adjusted dollar limit is determined by reducing the dollar limitation under Section 415(b) of the Code at the Participant's social security retirement age using adjustment factors that are consistent with the factors used to reduce old-age insurance benefits under the Social Security Act. Pursuant to Q&A-5 of Notice 87-21, 1987-1 C.B. 458, the dollar limitation under
            Section 415(b) of the Code at the Participant's Social Security Retirement Age is reduced by 5/9 of 1 percent for each of the first 36 months by which benefits commence before the month in which the Participant's social security retirement age is attained and by 5/12 of 1 percent for each additional month.

                        If the age at which the benefit is payable is less than
            62, the age-adjusted dollar limit is determined by reducing the age-adjusted dollar limit at age 62 on an actuarially equivalent basis. In general, Sections 415(b)(2)(E)(i) and (v) of the Code require that the reduced age-adjusted dollar limit be the lesser of the equivalent amount computed using the plan rate and plan mortality table (or plan tabular factor) used for actuarial equivalence for early retirement benefits under Supplement A - Section A.1 and the amount computed using 5 percent interest and the applicable mortality table under Revenue Ruling 95-6, 1995-1, C.B. 80, (used to the extent described in Q&A-6 of Revenue Ruling 98-1, 1998-1 C.B. 249, which provides that for purposes of adjusting any limitation under

            Sections 415(b)(2)(C) or (D) of the Code that, to the extent a forfeiture does not occur upon death, the mortality decrement may be ignored prior to age 62 and must be ignored after social security retirement age).

                        If the age at which the benefit is payable is greater
            than the Participant's social security retirement age, the age-adjusted dollar limit is determined by increasing the dollar limitation under Section 415(b) of the Code at the Participant's social security retirement age on an actuarially equivalent basis. In general, Sections 415(b)(2)(E)(i) and (v) of the Code require that the increased age-adjusted dollar limit be the lesser of the equivalent amount computed using the Plan rate and the Plan mortality table (or Plan tabular factor) used for actuarial equivalence for late retirement benefits under Supplement A - Section A.1 and the equivalent amount computed using 5 percent interest and the applicable mortality table (used to the extent described in Q&A-6 of Revenue Ruling 98-1, 1998-1 C.B. 249, as described in the prior paragraph).

                        Step 3: Determine the Participant's compensation
            limitation under Section 415(b) of the Code. This limitation is equal to the Participant's compensation averaged over the consecutive three-year period producing the highest average, as provided in Section 415(b)(3) of the Code.

                        The Plan does not satisfy the limitations under Section
            415(b) of the Code unless the equivalent annual benefit determined in Step 1 above is not greater than the lesser of the age-adjusted dollar limit determined in Step 2 above and the compensation limitation under Section 415(b) of the Code determined in Step 3 above.

                        (III) For purposes of applying Section 415(b)(2)(B) of
            the Code to a benefit that is payable in a form subject to Section 417(e)(3) of the Code, the determination of the equivalent annual benefit is the same as in Step 1 of subsection (2) above, except that, under Section 415(b)(2)(E)(ii) of the Code, the applicable interest rate under Q&A-4 of Revenue Ruling 98-1, 1998-1 C.B. 249, (i.e., "GATT interest rates") is substituted for the 5 percent interest rate under Section 415(b)(2)(E)(i) of the Code. Thus, the equivalent annual benefit must be the greater of the equivalent annual benefit computed using the Plan rate and Plan mortality table (or Plan tabular factor) under Supplement A - Section A.1 and the equivalent annual benefit computed using the applicable interest rate and the applicable mortality table").

                        (IV) Notwithstanding any other Plan provisions to the
            contrary, any reference to the mortality table under Revenue Ruling 95-6, 1995-1 C.B. 80, shall be construed as a reference to the mortality table prescribed in Revenue Ruling 2001-62, 2001-2 C.B. 632, for all purposes under the Plan. For any distribution with an Annuity Starting Date on or after the effective date of this subsection and before the adoption date of this subsection, if application of this subsection as of the Annuity Starting Date would have caused a reduction in the amount of any distribution, such reduction is not reflected in any payment made before the adoption date of this subsection. However, the amount of any such reduction that is required under Code Section 415(b)(2)(B) must be reflected actuarially over any remaining payments to the Participant.

                  (6) Notwithstanding the above, for limitation years beginning before January 1, 2002, the maximum permissible benefit will not exceed the Defined Benefit Dollar Limitation. In the case of a Participant who has fewer than 10 years of Service with the Employer, the Defined Benefit Dollar Limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of Service and (ii) the denominator of which is 10.

            (C) Minimum Pension

            If the Participant's yearly Pension is not more than $10,000, as adjusted in accordance with paragraph (B)(2) above, the Participant may receive such $10,000 without regard to the other secondary limitations, provided the Participant did not at any time participate in a defined contribution plan maintained by the Employer.

            (D) Cost-of-Living Limitation Adjustment

            Each January 1, the $90,000 limitation of paragraph (A) above will be automatically adjusted to the new dollar limitation determined by the Commissioner of Internal Revenue for that calendar year. The new limitation will apply to limitation years in which the dollar limitation is changed.

            (E) Participation in More Than One Defined Benefit Plan

            If the Participant participated in more than one defined benefit plan maintained by the Employer or an Affiliated Employer regardless of whether any such plans are terminated, the statutory maximum retirement benefit shall be determined as if there were just one defined benefit plan, but the retirement income so determined will apply on a pro rata basis between, or among, such plans.

            (F) Remuneration

            For purposes of this Section 13.1 and the following Section 13.2, a Participant's remuneration means his earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the employer maintaining the plan determined for purposes of Section 13.1, including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions paid on insurance premiums, tips and bonuses (except as excluded below) and also including, in accordance with Section 415(c)(3) of the Code, any elective deferrals (as defined in Section 402(g)(3) of the Code) and any amount which is contributed by the employer at the election of the employee and which is not includible in the gross income of the employee by reason of Sections 125, 132(f)(4), or 457 of the Code. However, remuneration shall exclude the following:

                  (1) Employer contributions under a simplified Associate pension plan to the extent such contributions are deductible by the Associate, or any distributions from a plan of deferred compensation;

                  (2) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Associate either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (3) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option;

                  (4) Or other contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Associate).

                  Remuneration for any limitation year is the remuneration actually paid or includible in gross income during such year.

            (G) Discrepancy With Code

            The limitations set forth in this Section 13.1 are intended to comply with the provisions of Section 415 of the Code and any regulations issued pursuant thereto, so that the maximum Pension shall be exactly equal to the maximum amount allowed under said Section 415, and any regulations issued pursuant thereto. Should there be any discrepancy between the provisions of this
Section 13.1 and those of said Section 415 and any regulations issued pursuant thereto, such discrepancy shall be resolved by giving full effect to the provisions of said Section 415 and any regulations issued pursuant thereto.

      13.2 Top-Heavy Provisions

            (A) Top-heavy Plan Status. This Plan will be a Top-Heavy Plan as of a Determination Date if:

                  (1) this Plan is not a Plan that is required to be aggregated and the ratio of the Present Value of Accrued Benefits of Participants who are Key Employees to the Present Value of the Accrued Benefits of all Participants in the Plan exceeds 6/10; or

                  (2) this Plan is part of a Required Aggregation Group and the ratio of the Present Value of Accrued Benefits of Participants who are Key Employees to the Present Value of Accrued Benefits of all Participants in the Required Aggregation Group exceeds 6/10.

            Notwithstanding anything in (A)(2) to the contrary, the determination of whether this Plan is a Top-Heavy Plan of a Determination Date shall be made after aggregating all Plans in the Required Aggregation Group, and after aggregating any other Plans which are in the Permissive Aggregation Group, if such permissive aggregation thereby eliminates the Top-

Heavy status of the Required Aggregation Group. Regardless of the results of any aggregation, a Plan that was not part of the Required Aggregation Group will not be top-heavy.

            (B) Key Employee. The term Key Employee means any Associate or former Associate in this Plan who, at any time during the Plan Year ending on the Determination Date, was:

                  (1) An officer of the Employer having annual remuneration greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002),

                  (2) A "5-percent owner" (as defined in Section 416(i) of the
      Code) of the Employer, or

                  (3) A "1-percent owner" of the Employer having an annual remuneration of more than $150,000.

                  The term shall also include beneficiaries of Key Employees. For purposes of this definition, ownership percentages shall be determined without regard to aggregation of entities under common control within the meaning of Sections 414(b), (c) and (m) of the Code. However, in determining an individual's remuneration, remuneration from the Employer and each Affiliated Employer shall be taken into account. The determination of who is a Key Employee will be made in accordance with
      Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

            (C) Non-Key Employee. A Non-Key Employee means any Associate who is not a Key Employee. Any Associate who previously was a Key Employee and is now a Non-Key Employee will be excluded entirely from the calculation done to determine Top-heavy Status.

            (D) Employer. For purposes of Section 13.2 the Employer is the Employer who adopts this Plan, and any Affiliated Employer.

            (E) Accrued Benefit. The Accrued Benefit is the yearly Pension commencing on the Participant's Normal Retirement Date determined in accordance with Section 4 as if the Participant's Termination of Employment had occurred as of the most recent valuation date prior to the Determination Date. For purposes of Section 13.2 the Accrued Benefit will not include the accrued benefit attributable to any Associate who has not performed an Hour of Service during the five-year period ending on the Determination Date, but will include any distribution made to a Key Employee or Non-Key Employee during the five-year period ending on the Determination Date.

            (F) Present Value. Present Value shall be based on the actuarial assumptions specified in Supplement A - Section A.1. If this Plan is part of a Required or Permissive Aggregation Group, the mortality and interest assumptions shall be the same for all plans within the Group. In determining Present Value, proportional subsidies shall not be taken into account, but nonproportional subsidies shall be taken into account. The Present Value will be determined as of the valuation date occurring during the twelve-month period ending on the Determination Date. The valuation date is the date used in computing Plan costs for minimum funding.

            (G) Required Aggregation Group. The term Required Aggregation Group means all of the plans of the Employer which cover a Key Employee during the five-year period ending on the relevant Determination Date, or those plans which during said five-year period were aggregated, so that a plan which covers a Key Employee would satisfy the requirements of Sections 401(a)(4) or 410 of the Code.

            (H) Permissive Aggregation Group. The term Permissive Aggregation Group means all of the plans of the Employer which are included in the Required Aggregation Group plus any plans of the Employer which provide comparable benefits to the benefits provided by plans in the Required Aggregation Group and are not included in the Required Aggregation Group, but which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.

            (I) Determination Date. The term Determination Date means, with respect to a Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year of a plan, the last day of the first Plan Year.

            (J) Minimum Pension Benefit. The yearly amount of Pension as described in Section 4.1 for a Participant who is a Non-Key Employee, shall not be less than the Participant's average yearly remuneration, during the Participant's five highest-paid consecutive calendar years, multiplied by the lesser of (1) 2%, multiplied by the number of the Participant's years of Service after December 31, 1983 in which this Plan is a Top-Heavy Plan, or (2) 20%. This minimum amount is assumed to be payable on a single life annuity basis, commencing on his Normal Retirement Date.

            If a Participant who is a Non-Key Employee is covered under this Plan and a defined contribution plan maintained by the Employer, the yearly amount of Pension, for such Participant, determined in the preceding paragraph shall not be applicable to such Participant if the minimum contribution under such defined contribution plan is equal to 5% of the Participant's remuneration.

            If the minimum Pension payable on a basis other than a single life annuity or on a date other than Normal Retirement Date, it shall be adjusted to be the actuarial equivalent of the single life annuity form payable at Normal Retirement Date.

            In determining Years of Service with the Employer for purposes of determining a Participant's minimum Pension benefit under this Section 13.2(J), any Service with the Employer shall be disregarded to the extent that such Service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee.

            (K) Minimum Vesting Percentage. Notwithstanding any other Vesting Percentage provision of this Plan to the contrary unless it would produce a greater Vesting Percentage, the Vesting Percentage that is applied to the Participant's Accrued Benefit, on and after this Plan becomes a Top-Heavy Plan, shall, in accordance with the further terms of this Plan, be as determined below:

      YEARS OF SERVICE                      PERCENTAGE
---------------------------                 ----------
If he has less than 2 years                     0%
If he has 2 years                              20%
If he has 3 years                              40%
If he has 4 years                              60%
If he has 5 years                             100%

            (L) Determination of Present Values and Amounts. Notwithstanding any other provisions of the Plan to the contrary, this Section 13.2(L) shall apply for purposes of determining the Present Values of Accrued Benefits and the amounts of account balances of Participants as of the Determination Date.

                  (1) The Present Values of Accrued Benefits and the amounts of account balances of a Participant as of the Determination Date shall be increased by the distributions made with respect to the Participant under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                  (2) The Accrued Benefits and accounts of any individual who has not performed Service for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

      The Employer herewith causes this amended and restated Plan to be executed by its duly authorized officers on this __________ day of ______________, 2005.

                                                 TRUE VALUE COMPANY

                                                 _______________________________

                                  SUPPLEMENT A

                              ACTUARIAL ASSUMPTIONS

A.1   Lump Sum Distributions

      For purposes of determining "Actuarially Equivalent" or "Actuarial Equivalent" lump sum distributions under the Plan, and for purposes of converting a Participant's Defined Lump Sum into a single life annuity pursuant to Section 4.3(A), the following actuarial assumptions are used:

      (a) Rate of Interest: The rate in use during a Plan Year shall be the annual rate of interest on 30-year Treasury securities for the month of November immediately preceding such Plan Year as specified by the Commissioner for such month in the Internal Revenue Bulletin but not greater than 8.0%.

      (b) Mortality: The mortality table prescribed by the Secretary of the Treasury in revenue rulings, notices, or other guidance pursuant to
            Section 807(d)(5)(A) of the Code that has been published in the Internal Revenue Bulletin as of the date such lump sum distribution is being determined. Notwithstanding any other Plan provisions to the contrary (with exception of Section 13.1(B)(5)(iv)), the applicable mortality table used for purposes of adjusting any benefit or limitation under Section 415(b)(2)(B), (C), or (D) of the Code and satisfying the requirements of Section 417(e) of the Code is the table prescribed in Revenue Ruling 2001-62, 2001-2 C.B. 632. For any distribution with an Annuity Starting Date on or after the effective date of this subsection and before the adoption date of this subsection, if application of this paragraph as of the Annuity Starting Date would have caused a reduction in the amount of any distribution, such reduction is not reflected in any payment made before the adoption date of this subsection. However, the amount of any such reduction that is required under Code Section 415(b)(2)(B) must be reflected actuarially over any remaining payments to the Participant.

A.2   Type of Annuity

      For purposes of determining "Actuarially Equivalent" or "Actuarial Equivalent" benefits under the Plan, the following factors shall be used in determining benefits that are actuarially equivalent to the normal single annuity for the life of the Participant form of benefit provided under the Plan (in no event will a factor exceed one):

      (a) 50% Qualified Joint and Survivor Annuity: 90%, plus (or minus) 0.4 of 1% for each full year that the Participant is younger (or older) than the Participant's spouse; except that, if the Participant's age at the Annuity Starting Date is less than 55 years, "94%" shall be substituted for "90%." In no event will this factor exceed 100%.

      (b) 100% Qualified Joint and Survivor Annuity: 81%, plus (or minus) 0.7 of 1% for each full year that the Participant is younger (or older) than the Participant's spouse; except that, if the Participant's age at the Annuity Starting Date is less than 55 years, "89%" shall be substituted for "81%." In no event will this factor exceed 100%.

      (c) Life and 10-Year Certain Annuity: 94%; except that, if the Participant's age at the Annuity Starting Date is less than 55 years, "98%" shall be substituted for "94%."

                                  SUPPLEMENT B

                    MERGER OF NORTHERN WHOLESALE HARDWARE CO.
                    RETIREMENT PLAN WITH AND INTO PRIOR PLAN

B.1   Merger

      Effective as of January 1, 1990, the Northern Wholesale Hardware Co. Retirement Plan ("Northern Plan") was amended, continued and merged with the Cotter & Company Pension Plan ("Prior Plan").

B.2   Participation

      On January 1, 1990, each former participant in the Northern Plan ("Northern Participant") became a Participant in the Prior Plan and will have benefits determined and paid in accordance with this Plan.

B.3   Preservation of Accrued Benefit

      Notwithstanding any provisions of the Plan to the contrary, in no event shall a Northern Participant's accrued benefit under the Prior Plan as in effect on January 1, 1990 be less than the accrued earned by such Northern Participant under the Northern Plan as at December 31, 1989.

B.4   Years of Service

      Each Northern Participant will be credited with the Years of Service before January 1, 1990 that such Northern Participant had earned under the Northern Plan as in effect on December 31, 1989 for participation, vesting and accrued benefit purposes.

B.5   Records

      The Committee shall maintain such records as it deems necessary and desirable to demonstrate the amount of each Northern Participant's benefits and Years of Service under Paragraphs B.3 and B.4 above pursuant to applicable Internal Revenue Service regulations.

B.6   Effective Date

      The effective date of this Supplement B is January 1, 1990.

                                  SUPPLEMENT C

                      SERVISTAR COAST TO COAST CORPORATION
                        RETIREMENT INCOME PLAN PROVISIONS

The following provisions from the SERVISTAR Plan are included herein (with slight modification if appropriate) to assist the administration of this Plan as it requires inclusion of the SERVISTAR Plan provisions or the calculation of the Participant's Accrued Benefit under the SERVISTAR Plan:

Certain defined terms from the SERVISTAR Plan are referred to in this Supplement C, but are not reproduced in the interest of conciseness. The terms - Accrued Benefit, Code, Contingent Pensioner, Credited Interest, Employee, Employer, Excess Benefit Plan, Long-Term Disability, Normal Retirement Date, Participant Pension, Retirement Date, Termination of Employment - should not need further defining and are intended to continue their meaning from the SERVISTAR Plan. The term "Plan" was used in the SERVISTAR Plan to refer to itself, but will be used herein to refer to this Plan. Any reference to "Plan" from the SERVISTAR Plan document is changed herein to "SERVISTAR Plan" where appropriate. Any use of the term "Plan Year" in Supplement C will refer to the SERVISTAR Plan Year (July 1 to June 30) unless otherwise indicated. The method used to recast SERVISTAR Plan "Earnings" for this Plan is described in Plan Section 2.1(K). Vesting Percentage as used herein is now defined in Section 2.1(NN) of the Plan.

SERVISTAR PLAN SECTION REFERENCES HAVE BEEN CHANGED TO SUPPLEMENT C SECTIONS IF INCLUDED IN THIS SUPPLEMENT C, OTHERWISE SERVISTAR PLAN REFERENCES HAVE BEEN MAINTAINED.

All SERVISTAR Plan service, credited service, earnings and cash balance credits shall cease on January 2, 1998.

In the event of a conflict in the terms of the SERVISTAR Plan as included in Supplement C and the SERVISTAR Plan itself, the terms of the SERVISTAR Plan shall control.

C.1   Earnings

      Includes basic salary or wages paid to an Employee for services rendered to the Employer, determined prior to any pre-tax contributions under a "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code and its applicable regulations) under a "cafeteria plan" (as defined under Section 125 of the Code and its applicable regulations), or that are a "qualified transportation" fringe benefit (as defined under Section 132(f) of the Code), including executive bonuses, pay for which no duties are performed due to vacation pay, holiday pay, sick pay, and any other authorized policy pay, safe driver awards and perfect attendance awards (effective July 1, 1994), gain sharing (effective July 1, 1995) and overtime payments received from the Employer during each Plan Year, excluding Employer contributions to Social Security, contributions to this or through any other profit sharing or retirement plan or program, capital income compensation or the value of any other fringe benefits (including any long-term disability payments) provided at the expense of the Employer which are not specifically included herein.

      If, in a Plan Year, a Participant has lower Earnings than he had the preceding Plan Year because he was paid either Worker's Compensation or Long-Term Disability, or both, Earnings will be considered to be his Earnings received in the preceding Plan Year. These higher Earnings calculations will continue for the period of time that benefits are paid under either Worker's Compensation or Long-Term Disability, or both. Notwithstanding the immediately preceding two sentences, for Plan Years beginning on or after July 1, 1996, if a Participant is disabled in any Plan Year, only the Participant's Earnings in such Plan Year shall be taken into account for any purpose under the SERVISTAR Plan.

      Notwithstanding any SERVISTAR Plan provision to the contrary, Earnings for any Participant, who transferred employment from Coast to Coast Corporation to SERVISTAR Corporation prior to July 1, 1996, shall only include such remuneration paid by SERVISTAR Corporation.

C.2   Hour of Service

      (1) each hour for which the Employee is either directly or indirectly paid by the Employer or Affiliated Employer or entitled to payment,

            (a) for duties performed during the applicable computation period, and

            (b) for reasons other than the performance of duties (such as but not limited to paid sick leave, paid vacation time), irrespective of whether the employment relationship has terminated, and

      (2) any additional hours as normally would have been credited to the Employee had he worked on a no overtime basis during the following periods for the Employer or an Affiliated Employer:

            (a)   temporary layoff,

            (b) leave of absence of up to two years, as authorized by the Employer pursuant to the Employer's established leave policy, and

            (c) military leave while the Employee's reemployment rights are protected by law, provided that any such periods qualify as Service in accordance with the terms of the Service definition, and

      (3) each hour for which back pay is either awarded or agreed to by the Employer or an Affiliated Employer, irrespective of mitigation of damages.

      Hours of Service shall be credited to the Employee for the computation period(s): (1) in which the duties are performed or payments are due, (2) in which payments would have been due during a covered unpaid leave of absence or layoff, or (3) to which the back pay award or agreement pertains. The same Hours of Service shall not be credited under more than one paragraph of this definition.

      In no event will Hours of Service be allowed and computed in a manner less liberal than the manner described in the Department of Labor Regulation 2530.200b-2.

C.3   SERVISTAR Plan Prior Formula

      With respect to each Participant who retires or terminates on or after July 1, 1996, the yearly amount of basic Pension payable under the Plan is equal to the greater of (A) or (B) plus (C):

      (A)   Is (i) less (ii) where:

            (i) is 2% of a Participant's Final Earnings multiplied by the years and fraction of Credited Service, up to a maximum of 25, 1/2 of 1% of a Participant's Final Earnings multiplied by the years and fraction of Credited Service over 25 years, and

            (ii) is 3/4 of 1% of the Participant's Offset Earnings multiplied by the years and fraction of Credited Service, up to a maximum of 25, plus 1/4 of 1% of (a) the Participant's Offset Earnings, or (b) effective July 1, 1994 the Participant's Final Earnings (if smaller), multiplied by the years and fractions of Credited Service over 25 years, provided that this offset will not be applied until the first of the month following or coincident with the Participant's attainment of Social Security Retirement Age.

            Notwithstanding any Plan provision to the contrary, for purposes of calculating the benefit under Supplement C Section C.3(A)(i) and
            (ii), Credited Service shall not include any period after June 30, 1996.

      (B)   Is the amount the Participant would have received under the terms of
            Section 4.1(B) of the SERVISTAR Plan (referring to the SERVISTAR Plan as in effect on June 30, 1983) assuming level Earnings from that time forward, using Credited Service through June 30, 1994 only.

      (C) With respect to each Participant who contributed to the SERVISTAR Plan in accordance with its terms prior to July 1, 1974, the Employee Accrued Benefit, unless:

            (1) if a cash refund of the Participant's Contributions with Credited Interest is elected on or after July 1, 1994, the Employee Accrued Benefit is not payable under this paragraph
                  (C);

            (2) if a refund of the Participant's contributions with Credited Interest is elected prior to January 1, 1994, the benefit calculated under this paragraph (C) is equal to the excess, if any, of the amount determined in paragraph (a) over paragraph
                  (b), where:

                  (a) is a yearly amount beginning on the Participant's Normal Retirement Date determined on an equivalent Value (using the monthly interest rate in effect when the refund is paid instead of the yearly rate) to the cash refund of the Participant's contributions; and

                  (b)   is the Employee Accrued Benefit;

      provided, however, that the yearly benefit under Supplement C Section C.3 of a Participant who is affected by the imposition of the $150,000 limitation on Earnings shall be equal to the greater of (a) the Participant's benefit calculated under the provisions of Supplement C Section C.3 as determined with regard to such imposition, or (b) the benefit equal to the Participant's Accrued Benefit determined as of the last day of the Plan Year beginning in 1993, plus the Participant's Accrued Benefit based solely on Credited Service after such date under the provisions of Supplement C Section C.3 as determined with regard to such imposition. For purposes of the SERVISTAR Plan, the Accrued Benefit determined as of the last day of the Plan Year beginning in 1993 shall be equal to the greater of (c) the Participant's Accrued Benefit determined as of the last day of the Plan Year beginning in 1993 as determined with regard to the $200,000 limitation on Earnings, or (d) the Participant's Accrued Benefit determined as of the last day of the Plan Year beginning in 1988, plus the Participant's Accrued Benefit based solely on Credited Service after such date under the provisions of the SERVISTAR Plan as determined with regard to such limitation.

      In no event will the Pension determined for a Participant on his Retirement Date to be less than the highest amount of Pension the Participant would have received in the same form of payment had his Credited Service ceased at any time prior to his Retirement Date when he was eligible to receive an immediate Pension.

      In no event will any amendment to the SERVISTAR Plan reduce the Accrued Benefit to the effective date of such amendment including, but not limited to, any Pension payable as a result of the delayed application of the offset in Supplement C Section C.3.(A)(ii).

      In addition, effective July 1, 1988, in no event will the annuities purchased for Participants in the Employer's Excess Benefit Plan plus retirement income payable under the Plan (as limited by the maximums outlined in Section 13.1 of the Plan) exceed the total retirement income as calculated in this Supplement C Section C.3 and the Cash Balance Formula under Section 4.4 of the SERVISTAR Plan (assuming the maximums in Section 13.1 of the Plan had not been in effect). Any excess will be subtracted from the yearly amount of retirement income payable under the Plan after reduction to comply with the maximums as outlined in Section
      13.1 of the Plan. This provision will not reduce the amount of retirement income accrued under the SERVISTAR Plan as of July 1, 1988.

C.4   Final Earnings

      The highest average Earnings received in any five consecutive Plan Years ending on or before June 30, 1996, excluding any Plan Year in which the Credited Service is not granted under Supplement C Section C.5. Notwithstanding the foregoing, for the purposes of determining a Participant's Final Earnings, all Earnings received during the Plan Year starting January 1, 1976 and ending July 1, 1976 shall be annualized and counted as a full Plan Year's Earnings.

C.5   Credited Service

      That portion of a Participant's Service which is included for purposes of determining the amount of his accrued Pension attributable to the Prior Formula. With respect to any employment period, a Participant's Credited Service shall include employment with the Employer corresponding with Service allowed except:

      (1) Any Plan Year in which the Participant has less than 1,000 Hours of Service, except for the Plan Year commencing on January 1, 1976, as determined in Supplement C Section C.6.

      (2) Service prior to a break-in-service if the Participant received a lump sum payment equal to the equivalent Value of his vested accrued Pension at the time of his latest termination.

      A Participant's Credited Service shall be counted in whole years and full months. In no event will a Participant receive Credited Service for a period that is considered a "break-in-service," as determined in the Service definition.

      Notwithstanding any Plan provision to the contrary, Credited Service shall not include any Service for periods after June 30, 1996.

C.6   Service

      Shall be the aggregate number of years of employment with the Employer excluding any period or portion of any period as determined in accordance with the following rules. Service is used to determine an Employee's participation and vesting status, and effective for Plan Years beginning on or after July 1, 1996, Service also is used to determine the Participant's Plan Year Cash Balance Formula benefit credit under Section
      4.4 of the SERVISTAR Plan.

      (1) With respect to any employment periods prior to January 1, 1976, an Employee's last period of continuous employment immediately prior to such date will be counted as Service.

      (2) With respect to any employment periods on and after January 1, 1976 and before January 2, 1998:

            (a) If in any Plan Year an Employee has at least 1000 hours of Service, he will be credited with one year of Service.

            (b) If in any Plan Year an Employee has less than 1000 Hours of Service, no Service will be credited for such Plan Year but a break-in service" will not be deemed to have occurred.

            (c) If in any Plan Year an Employee has 500 or less Hours of Service, no Service will be credited for such Plan Year, and a "break-in-service" will be deemed to have occurred.

            Solely for purposes of determining whether a one year break-in-service has occurred in a Plan Year, an Employee who is absent from work for maternity or paternity reasons shall receive credit for up to 501 Hours of Service which would otherwise have been credited to such Employer but for such absence, or in any case in which such hours cannot be determined 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence:

            (a)   by reason of the pregnancy of the Employee,

            (b)   by reason of a birth of a child of the Employee,

            (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

            (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

            The Hours of Service credited under this paragraph shall be credited
            (a) in the Plan Year in which the absence begins if the crediting is necessary to prevent a break-in-service in that period, or (b) in all other cases, in the following Plan Year.

      (3) Service prior to a break-in-service which occurs before July 1, 1985 will be determined in accordance with the terms of the SERVISTAR Plan as of the date the break-in-service occurred.

      (4) If an Employee who has a break-in-service which occurs after July 1, 1985 is later reemployed by the Employer, the following special rule shall apply:

            Service prior to his most recent break-in-service shall be counted along with any Service earned on or after the Employee's reemployment date if:

            (a) he was entitled to any vested Pension attributable to Employer contributions in accordance with Section 6 of the SERVISTAR Plan prior to his most recent break-in-service, or

            (b) he was not entitled to any vested Pension attributable to Employer contributions and the length of his latest break-in-service did not equal or exceed the greater of:

                  (i) the Employee's aggregate number of years of prebreak Service; or

                  (ii)  5 years.

            If a reemployed Employee fails to meet any of the tests described in
            (a) or (b) above, any Service earned prior to his most recent break-in-service shall be disregarded.

      (5) Absence from employment shall be counted as Service if the following circumstances apply:

            (a)   temporary layoff,

            (b) subject to Section 2.1(L) of the SERVISTAR Plan, a leave of absence of up to two years, as authorized by the Employer pursuant to the Employer's established leave policy,

            (c) military leave while the Employee's re-employment rights are protected by law,

            provided that the Employee returns to active employment with the Employer when recalled (if temporary layoff), within 2 years (if leave of absence), or within 90 days after he becomes eligible for release from active duty (if military leave). Except as required by law for military leaves, if the Employee does not return to active employment with the Employer, his Service will be deemed to have ceased on the date his absence commenced, and he will receive credit for 501 Hours of Service for each year of continuous absence.

            The Employer's leave policy shall be applied in a uniform and nondiscriminatory manner to all Employees under similar circumstances.

      (6) Employment with a predecessor company shall be counted as Service to the extent required by ERISA.

      (7) Transfers and Service with an Affiliated Employer or as a Leased Employee

            (a) If an Employee (i) becomes employed by the Employer in any capacity other than as an Employee, or (ii) becomes employed by an Affiliated Employer, or (iii) becomes a Leased Employee, he shall retain any Credited Service he has under the SERVISTAR Plan. Upon his later retirement or termination of employment with the Employer or Affiliated Employer (or upon benefit commencement in the case of a Leased Employee), any benefits to which the Employee is entitled under the SERVISTAR Plan shall be determined under the SERVISTAR Plan provisions in effect on the date he ceases to be an Employee, and only on the basis of his Credited Service accrued while he was an Employee.

            (b) Subject to the break-in-service provisions of this Supplement C Section C.6, in the case of a person who (i) was originally employed by the Employer in any capacity other than as an Employee, or (ii) was originally employed by an Affiliated Employer, or (iii) was originally providing services to the Employer as a Leased Employee, and thereafter becomes an Employee, upon his later retirement or termination of employment, the benefits payable under the SERVISTAR Plan shall be computed under the SERVISTAR Plan provisions in effect at that time, and only on the basis of the Credited Service accrued while he is an Employee.

            (c) Any Participant who was formerly employed with Coast to Coast Stores, Inc. (as it was formerly known) shall receive credit for service with Coast to Coast Stores, Inc. prior to May 29, 1990 (as defined at that time by Coast to Coast Stores, Inc.) for purposes of calculating his Service for the Vested Percentage.

            (d) For any Participant who is an Employee of the Employer on July 1, 1996, Service, with respect to Plan Years beginning on or after July 1, 1996, shall include all service recognized under the Coast Profit Sharing and Savings Plan for purposes of vesting thereunder and credited to the Participant as of June 30, 1996.

C.7   Offset Earnings

      The average of the Employee's Earnings for the three consecutive Plan Years preceding the Plan Year in which the Employee's employment ceases or June 30, 1996, if earlier. In determining the Offset Earnings, any Earnings for a Plan Year in excess of the taxable wage base in effect under Section 230 of the Social Security Act shall be disregarded. Prior to June 30, 1994, Offset Earnings shall not include any Plan Year excluded from Credited Service under Supplement C Section C.5 and shall be the average of the Employee's Earnings for the three highest consecutive Plan Years ending with the Plan Year that the Employee's employment ceases. Notwithstanding the foregoing, Offset Earnings shall not exceed Covered Compensation for the Plan Year in which the Employee's employment ceases.

C.8   Covered Compensation

      For any Participant, the average of the taxable wage bases in effect under
      Section 230 of the Social Security Act for each year in the 35-year period ending with the year in which the Participant attains his Social Security Retirement Age rounded to the nearest $600 or such other similar amount designated by the Internal Revenue Service. In determining a Participant's Covered Compensation for any Plan Year, the taxable wage base for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as the taxable wage base in effect as of the beginning of the Plan Year for which the determination is made.

C.9   Social Security Retirement Age

      Age 65 with respect to a Participant who was born before January 1, 1938; age 66 with respect to a Participant who was born after December 31, 1937 and before January 1, 1955; and age 67 with respect to a Participant who was born after December 31, 1954. For employees who terminate prior to July 1, 1994, Social Security Retirement Age means the age (in years and months) at which he or she qualifies for unreduced old age Social Security benefits.

C.10  Normal Retirement Date

      For benefit eligibility and vesting purposes, the day on which the Participant attains his 60th birthday. For all other purposes, the first day of the month coinciding with or next following the Participant's 60th birthday.

C.11  Value

      With respect to the refund of a Participant's contribution under Supplement C Section C.20 or the calculation of the monthly benefit derived from the Participant's contributions under Supplement C Section C.3(C)(2)(a), Value means the present value of a Participant's Pension based upon the Pension Benefit Guaranty Corporation's male annuity rates, factors, tables, assumptions and procedures for lump sum payments in effect for the month in which the refund is distributed. For all other Pensions based on the provisions of the SERVISTAR Plan: (i) for terminations occurring on or after July 1, 1996, Value shall mean the equivalent actuarial value of the Ten-Year Certain and Life form of payment as described in Supplement C Section C.17 computed on the basis of the Participant's age at distribution (or the Beneficiary's age, if the benefit is payable due to the Participant's death prior to commencement of benefits), the 1983 Group Annuity Mortality Table as set forth in Revenue Ruling 95-28 or such other mortality table as may be required by the Internal Revenue Service in any ruling superseding Revenue Ruling 95-28, with interest at the annual rate of interest on 30-Year Treasury securities. The rate of interest shall be fixed for each Plan Year and shall be determined by the rate of interest on 30-year Treasury securities set in April and published by the Board of Governors of the Federal Reserve System in May of the preceding Plan Year; and (ii) for terminations occurring before July 1, 1996, Value shall mean the equivalent actuarial value calculated as above but based on the Pension Benefit Guaranty Corporation's male annuity rates, factors, tables, assumptions and procedures for lump sum payments in effect at the beginning of the Plan Year in which the distribution is made.

C.12  Adjustment Factor

      The appropriate adjustment factor(s) which may be applicable to a Participant's Pension under the SERVISTAR Plan in accordance with the further terms of the SERVISTAR Plan.

      With respect to each Participant whose Retirement Date occurs after August 1, 1983, the appropriate Adjustment Factors are the applicable gender-neutral Adjustment Factors based on the 1971 GAM, 6% interest and the gender mix as shown in the Tables attached hereto and, with respect to Participants who are retiring after the Normal Retirement Date, the late retirement Adjustment Factors. Table A shall apply to Accrued Benefit as of June 30, 1994 in accordance with the procedures in Section 5.4 of the SERVISTAR Plan.

C.13  Cash Balance Account

      Is the bookkeeping account established for eligible Participants who accrue Service under the SERVISTAR Plan after June 30, 1996 and who are entitled to a Cash Balance Benefit.

C.14  Cash Balance Benefit

      The benefit described in Cash Balance Formula under Section 4.4 of the SERVISTAR Plan derived from a Participant's Cash Balance Account which, if not distributed in a lump sum, will be the annual benefit which has a Value equal to the Participant's Cash Balance Account, adjusted as necessary to reflect the form of payment elected by the Participant by applying the Adjustment Factor.

C.15  Amount of Early Pension Reduction

      During the period commencing July 1, 1994 and ending June 30, 1996, the yearly amount of early Pension payable to the Participant will be equal to the amount determined in Supplement C Section C.3, based on Credited Service to the date the Participant's employment ceases or June 30, 1996, if earlier, and then reduced by 1/4 of 1%, for each month (3% per year) by which the early retirement date precedes the Normal Retirement Date up to 60 months early (5 years) and then 2/5 of 1% for each month (4.8% per year) thereafter.

C.16  Normal Form of Payment - Joint and Survivor

      If the Participant has a Spouse on his Retirement Date, the normal form of payment is the Joint and Survivor form. This form provides that, upon the Participant's death on or after his Retirement Date, 50% of the Pension payable to the Participant, will be paid to such Spouse, if surviving the Participant, for the balance of the Spouse's life. However, if the Participant dies within the ten-year period commencing on his Retirement Date, a Pension in the same amount as the Participant would have received will be paid until the end of such ten-year period.

      As an alternative to the 50% continuation described above, a Participant may elect that 66 2/3% or 100% of the benefit payable to him, be continued to his Spouse upon his death. Such election will not require Spousal Consent as provided in the Plan.

C.17  Normal Form of Payment - Ten-Years Certain

      If the Participant does not have a Spouse on his Retirement Date or if his Termination of Employment occurred prior to January 1, 1976, the normal form of payment is the Ten Years Certain form. This form provides that payments will be made to the Participant in an amount determined in accordance with Supplement C Section C.3 and the Cash Balance Formula under Section 4.4 of the SERVISTAR Plan during his lifetime and that, if his death occurs within the 10-year period commencing upon his Retirement Date, a Pension in the same amount as the Participant would have received will be paid to the Beneficiary designated by the Participant for the balance of the 10-year period.

C.18  Contingent Pension Option

      Subject to the right to elect the lump sum payment of the Cash Balance Benefit, the Participant who elects this option will receive a reduced Pension amount during his lifetime so that, after his death, a Pension in the same amount or 66 2/3% or 50% thereof (as specified in the election) will be paid for the life of the Contingent Pensioner designated by the Participant if surviving the Participant. However, if the Participant dies within the ten-year period commencing on his Retirement Date, payments will not be reduced to the elected percentage until the tenth anniversary of his Retirement Date.

      If the option is in effect on the Participant's Retirement Date, the amount of Pension payable to the Participant will be determined using the same procedures specified in Section 4.3(A) of the Plan except that the Contingent Pensioner Adjustment Factor will be applied instead of the Joint and Survivor Adjustment Factor.

      This option will be inoperative if the Contingent Pensioner dies before the Participant's Retirement Date or the Participant dies before his Retirement Date and the terms of the next paragraph are not applicable.

      If a Participant who has elected this option dies on or after his Normal Retirement Date, but before his Pension is due to commence, his Contingent Pensioner will receive Pension payments beginning on the first day of the month next following the Participant's death and continuing for the balance of his life. Prior to the tenth anniversary of such first day of the month, these Pension payments will be equal to the amount of Pension which would have been payable to the Participant had he retired hereunder on such first day of the month with the option in effect; any such payments payable thereafter will be adjusted by the continuation percentage (100%, 66 2/3%, or 50%) elected by the Participant.

C.19  Cash Balance Benefit Payment Option

      Notwithstanding any Plan provision to the contrary, the entire Vesting Percentage of the Cash Balance Benefit portion of the Participant's Pension may be distributed in a cash lump sum form of payment if elected by the Participant, or his Beneficiary if applicable. Such distribution may commence as soon as practicable after the earliest to occur of the following: the Participant's death, disability, or retirement, or termination of service and in no event later than the dates described in Section 8.9 of the Plan. The spousal consent rules described in Section 8.4 of the Plan shall apply to such distribution.

C.20  Refund of Participant's Contributions to Participant

      If a Participant's Service ceases by reason other than death prior to his Normal Retirement Date, he may elect prior to or on his Retirement Date to receive a refund of his Participant's contributions made prior to July 1, 1974, together with Credited Interest computed thereon to the date the election is made.

      Effective July 1, 1994, the cash refund of the Participant's contributions shall be no less than the equivalent Value of the yearly amount of Pension that can be provided by the Participant's contributions with Credited Interest computed to the date such amount is applied to purchase this Pension in accordance with the rates in Table C. Such benefit shall be on a Full Cash Refund - Ten-Year Certain Form of payment.

      Credited Interest on a Participant's Contributions means interest for the number of full months from the January 1 following the date each such contribution was paid to the Fund to the date specified herein.

      Prior to January 1, 1960, the rate of Credited Interest was 2 1/2% per annum, compounded annually. From January 1, 1960 to January 1, 1976, the rate of Credited Interest was 3% per annum, compounded annually. From January 1, 1976 to July 1, 1983, the rate of Credited Interest is 5% per annum. On and after July 1, 1983, the rate of Credited Interest is 7% per annum, compounded on each July 1. Any change in the rate of Credited Interest will apply to interest allowed for months occurring after the effective date of change.

                                     TABLE A

                        LATE RETIREMENT ADJUSTMENT FACTOR

          NUMBER OF YEARS AND MONTHS FROM NORMAL RETIREMENT DATE TO LATE RETIREMENT DATE
------------------------------------------------------------------------------------------------------
MONTHS:  YEARS:    0       1       2       3       4       5       6       7      8        9       10
-------  ------  -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
  0                      107.2%  114.4%  122.8%  131.2%  140.8%  150.4%  161.2%  172.0%  182.8%  193.6%
  1              100.6%  107.8   115.1   123.5   132.0   141.6   151.3   162.1   172.9   183.7
  2              101.2   108.4   115.8   124.2   132.8   142.4   152.2   163.0   173.8   184.6
  3              101.8   109.0   116.5   124.9   133.6   143.2   153.1   163.9   174.7   185.5
  4              102.4   109.6   117.2   125.6   134.4   144.0   154.0   164.8   175.6   186.4
  5              103.0   110.2   117.9   126.3   135.2   144.8   154.9   165.7   176.5   187.3
  6              103.6   110.8   118.6   127.0   136.0   145.6   155.8   166.6   177.4   188.2
  7              104.2   111.4   119.3   127.7   136.8   146.4   156.7   167.5   178.3   189.1
  8              104.8   112.0   120.0   128.4   137.6   147.2   157.6   168.4   179.2   190.0
  9              105.4   112.6   120.7   129.1   138.4   148.0   158.5   169.3   180.1   190.9
 10              106.0   113.2   121.4   129.8   139.2   148.8   159.4   170.2   181.0   191.8
 11              106.6   113.8   122.1   130.5   140.0   149.6   160.3   171.1   181.9   192.7

Factors for other years and months will be determined in a manner consistent with the manner used in determining these factors.

                                     TABLE B

                     CONTINGENT PENSIONER ADJUSTMENT FACTORS
                      JOINT AND SURVIVOR ADJUSTMENT FACTORS
                                50% CONTINUATION

                                            PARTICIPANT
-------------------------------------------------------------------------------------------------------
         AGE*          55          56           57           58           59          60            61
         ----         ----        ----         ----         ----         ----        ----          ----
C         41          89.1        88.4         87.7         86.9         86.2        85.4          84.6
O         42          89.3        88.7         88.0         87.2         86.4        85.7          84.9
N         43          89.6        89.0         88.2         87.5         86.7        86.0          85.2
T         44          89.9        89.3         88.5         87.8         87.0        86.3          85.5
I         45          90.1        89.5         88.8         88.1         87.3        86.6          85.8
N         46          90.4        89.8         89.1         88.4         87.7        86.9          86.2
G         47          90.7        90.2         89.4         88.7         88.0        87.3          86.6
E         48          91.0        90.5         89.8         89.0         88.3        87.6          86.9
N         49          91.3        90.8         90.1         89.4         88.7        88.0          87.3
T         50          91.6        91.1         90.4         89.7         89.0        89.3          87.6
          51          91.9        91.4         90.7         90.1         89.4        88.7          88.0
          52          92.3        91.7         91.1         90.4         89.8        89.1          88.4
          53          92.6        92.1         91.4         90.8         90.1        89.5          88.8
          54          92.9        92.4         91.8         91.1         90.5        89.9          89.2
          55          93.2        92.7         92.1         91.5         90.9        90.3          89.6
P         56          93.5        93.1         92.5         91.9         91.3        90.7          90.1
E         57          93.8        93.4         92.8         92.2         91.7        91.1          90.5
N         58          94.2        93.7         93.2         92.6         92.1        91.5          90.9
S         59          94.5        94.1         93.5         93.0         92.4        91.9          91.4
I         60          94.8        94.4         93.9         93.4         92.8        92.3          91.8
O         61          95.1        94.7         94.2         93.7         93.2        92.7          92.2
N         62          95.4        95.0         94.6         94.1         93.6        93.1          92.6
E         63          95.7        95.4         94.9         94.4         94.0        93.5          93.1
R         64          96.0        95.7         95.2         94.8         94.4        93.9          93.5
          65          96.3        96.0         95.6         95.2         94.8        94.3          93.9
          66          96.5        96.3         95.9         95.5         95.1        94.7          94.7
          67          96.8        96.5         96.2         95.8         95.5        95.1          94.7
          68          97.1        96.8         96.5         96.1         95.8        95.5          95.1
          69          97.3        97.1         96.8         96.5         96.1        95.8          95.5
          70          97.6        97.4         97.1         96.8         96.5        96.2          95.9
          71          97.8        97.6         97.3         97.0         96.8        96.5          96.2
          72          98.0        97.8         97.5         97.3         97.0        96.8          96.5
          73          98.2        98.0         97.8         97.6         97.3        97.1          96.9
          74          98.4        98.2         98.0         97.8         97.6        97.4          97.2
          75          98.6        98.4         98.3         98.1         97.9        97.7          97.5

* Age nearest birthday on Retirement Date, or on date Contingent Pensioner option becomes effective, if later.

      Factors for other age combinations will be determined in a manner consistent with the manner used in determining these factors.

                     CONTINGENT PENSIONER ADJUSTMENT FACTORS
                              66 2/3% CONTINUATION

                                            PARTICIPANT
-------------------------------------------------------------------------------------------------------
         AGE*          55          56           57           58           59          60            61
         ----         ----        ----         ----         ----         ----        ----          ----
C         41          85.9        85.2         84.2         83.3         82.4        81.4          80.5
O         42          86.3        85.5         84.6         83.6         82.7        81.8          80.9
N         43          86.6        85.8         84.9         84.0         83.1        82.2          81.2
T         44          86.9        86.2         85.3         84.3         83.4        82.5          81.6
I         45          87.3        86.5         85.6         84.7         83.8        82.9          82.0
N         46          87.6        86.9         86.0         85.1         84.2        83.3          82.4
G         47          88.0        87.3         86.4         85.5         84.6        83.7          82.9
E         48          88.4        87.7         86.8         85.9         85.0        84.2          83.3
N         49          88.8        88.1         87.2         86.3         85.5        84.6          83.7
T         50          89.1        88.4         87.6         86.7         85.9        85.0          84.2
          51          89.5        88.9         88.0         87.2         86.3        85.5          84.7
          52          89.9        89.3         88.5         87.6         86.8        86.0          85.2
          53          90.3        89.7         88.9         88.1         87.3        86.5          85.7
          54          90.7        90.1         89.3         88.5         87.7        87.0          86.2
          55          91.1        90.5         89.8         89.0         88.2        87.4          86.7
P         56          91.5        91.0         90.2         89.5         88.7        87.9          87.2
E         57          91.9        91.4         90.7         89.9         89.2        88.5          87.7
N         58          92.4        91.8         91.1         90.4         89.7        89.0          88.3
S         59          92.8        92.2         91.6         90.9         90.2        89.5          88.8
I         60          93.2        92.7         92.0         91.3         90.7        90.0          89.3
O         61          93.6        93.1         92.4         91.8         91.2        90.5          89.9
N         62          93.9        93.5         92.9         92.3         91.7        91.0          90.4
E         63          94.3        93.9         93.3         92.7         92.2        91.6          91.0
R         64          94.7        94.3         93.8         93.2         92.6        92.1          91.5
          65          95.1        94.7         94.2         93.7         93.1        92.6          92.1
          66          95.4        95.1         94.6         94.1         93.6        93.1          92.6
          67          95.8        95.4         95.0         94.5         94.0        93.6          93.1
          68          96.1        95.8         95.4         94.9         94.5        94.0          93.6
          69          96.4        96.2         95.8         95.3         94.9        94.5          94.1
          70          96.8        96.5         96.1         95.8         95.4        95.0          94.6
          71          97.0        96.8         96.5         96.1         95.7        95.4          95.1
          72          97.3        97.1         96.8         96.4         96.1        95.8          95.5
          73          97.6        97.4         97.1         96.8         96.5        96.2          95.9
          74          97.8        97.7         97.4         97.1         96.8        96.6          96.3
          75          98.1        97.9         97.7         97.4         97.2        97.0          96.7

* Age nearest birthday on Retirement Date, or on date Contingent Pensioner option becomes effective, if later.

      Factors for other age combinations will be determined in a manner consistent with the manner used in determining these factors.

                     CONTINGENT PENSIONER ADJUSTMENT FACTORS
                              66 2/3% CONTINUATION

                                            PARTICIPANT
------------------------------------------------------------------------------------------------------
         AGE*          62          63           64           65           66          67           68
         ----         ----        ----         ----         ----         ----        ----         ----
C         41          79.5        78.5         77.5         76.5         75.5        74.5         73.5
O         42          79.9        78.9         77.9         76.9         75.9        74.9         73.9
N         43          80.2        79.2         78.2         77.2         76.2        75.3         74.3
T         44          80.6        79.6         78.6         77.6         76.6        75.7         74.7
I         45          81.0        80.0         79.0         78.0         77.0        76.1         75.1
N         46          81.4        80.4         79.5         78.5         77.5        76.5         75.6
G         47          81.9        80.9         79.9         78.9         78.0        77.0         76.1
E         48          82.3        81.4         80.4         79.4         78.4        77.5         76.5
N         49          82.8        81.8         80.8         79.9         78.9        78.0         77.0
T         50          83.2        82.3         81.3         80.3         79.4        78.4         77.5
          51          83.7        82.8         81.8         80.9         79.9        79.0         78.1
          52          84.2        83.3         82.4         81.4         80.5        79.6         78.6
          53          84.7        83.8         82.9         82.0         81.1        80.1         79.2
          54          85.3        84.3         83.4         82.5         81.6        80.7         79.8
          55          85.8        84.9         84.0         83.1         82.2        81.3         80.4
P         56          86.3        85.4         84.6         83.7         82.8        81.9         81.0
E         57          86.9        86.0         85.2         84.3         83.4        82.6         81.7
N         58          87.4        86.6         85.8         84.9         84.1        83.2         82.3
S         59          88.0        87.2         86.3         85.5         84.7        83.8         83.0
I         60          88.5        87.7         86.9         86.1         85.3        84.5         83.7
O         61          89.1        88.3         87.6         86.8         86.0        85.2         84.4
N         62          89.7        88.9         88.2         87.4         86.7        85.9         85.1
E         63          90.3        89.5         88.8         88.1         87.4        86.6         85.8
R         64          90.8        90.1         89.4         88.8         88.1        87.3         86.6
          65          91.4        90.7         90.1         89.4         88.7        88.0         87.3
          66          91.9        91.3         90.7         90.0         89.4        88.7         88.0
          67          92.5        91.9         91.3         90.7         90.1        89.4         88.7
          68          93.0        92.5         91.9         91.3         90.7        90.1         89.5
          69          93.6        93.0         92.5         92.0         91.4        90.8         90.2
          70          94.1        93.6         93.1         92.6         92.1        91.5         90.9
          71          94.6        94.1         93.6         93.1         92.7        92.1         91.6
          72          95.0        94.6         94.1         93.7         93.3        92.7         92.2
          73          95.5        95.1         94.7         94.2         93.8        93.4         92.9
          74          95.9        95.5         95.2         94.8         94.4        94.0         93.5
          75          96.4        96.0         95.7         95.4         95.0        94.6         94.2

* Age nearest birthday on Retirement Date, or on date Contingent Pensioner option becomes effective, if later.

      Factors for other age combinations will be determined in a manner consistent with the manner used in determining these factors.

                     CONTINGENT PENSIONER ADJUSTMENT FACTORS
                                100% CONTINUATION

                                            PARTICIPANT
------------------------------------------------------------------------------------------------------
         AGE*          55          56           57           58           59          60           61
         ----         ----        ----         ----         ----         ----        ----         ----
C         41          80.3        79.3         78.1         76.9         75.7        74.5         73.4
O         42          80.8        79.7         78.5         77.4         76.2        75.0         73.8
N         43          81.2        80.2         79.0         77.8         76.6        75.5         74.3
T         44          81.6        80.6         79.4         78.3         77.1        75.9         74.7
I         45          82.1        81.0         79.9         78.7         77.5        76.4         75.2
N         46          82.6        81.6         80.4         79.2         78.1        76.9         75.8
G         47          83.1        82.1         80.9         79.8         78.6        77.5         76.3
E         48          83.6        82.6         81.4         80.3         79.2        78.0         76.9
N         49          84.1        83.1         82.0         80.8         79.7        78.6         77.4
T         50          84.6        83.6         82.5         81.4         80.2        79.1         78.0
          51          85.1        84.2         83.1         82.0         80.9        79.8         78.6
          52          85.6        84.7         83.7         82.6         81.5        80.4         79.3
          53          86.2        85.3         84.2         83.2         82.1        81.0         79.9
          54          86.7        85.9         84.8         83.8         82.7        81.7         80.6
          55          87.3        86.4         85.4         84.4         83.3        82.3         81.2
P         56          87.8        87.0         86.0         85.0         84.0        83.0         82.0
E         57          88.4        87.6         86.6         85.6         84.7        83.7         82.7
N         58          89.0        88.2         87.3         86.3         85.3        84.4         83.4
S         59          89.5        88.8         87.9         86.9         86.0        85.0         84.1
I         60          90.1        89.4         88.5         87.6         86.7        85.7         84.8
O         61          90.6        90.0         89.1         88.2         87.3        86.5         85.6
N         62          91.2        90.6         89.7         88.9         88.0        87.2         86.3
E         63          91.7        91.1         90.3         89.5         88.7        87.9         87.1
R         64          92.3        91.7         90.9         90.2         89.4        88.6         87.8
          65          92.8        92.3         91.5         90.8         90.1        89.3         88.6
          66          93.3        92.8         92.1         91.4         90.7        90.0         89.7
          67          93.8        93.3         92.7         92.0         91.3        90.7         90.0
          68          94.3        93.8         93.2         92.6         92.0        91.3         90.7
          69          94.8        94.4         93.8         93.2         92.6        92.0         91.4
          70          95.3        94.9         94.3         93.8         93.2        92.7         92.1
          71          95.6        95.3         94.8         94.3         93.8        93.2         92.7
          72          96.0        95.7         95.2         94.8         94.3        93.8         93.3
          73          96.4        96.1         95.7         95.2         94.8        94.4         93.9
          74          96.8        96.5         96.1         95.7         95.3        94.9         94.5
          75          97.2        96.9         96.6         96.2         95.9        95.5         95.1

* Age nearest birthday on Retirement Date, or on date Contingent Pensioner option becomes effective, if later.

      Factors for other age combinations will be determined in a manner consistent with the manner used in determining these factors.

                     CONTINGENT PENSIONER ADJUSTMENT FACTORS
                                100% CONTINUATION

                                            PARTICIPANT
------------------------------------------------------------------------------------------------------
         AGE*          62          63           64           65           66          67           68
         ----         ----        ----         ----         ----         ----        ----         ----
C         41          72.1        70.9         69.7         68.5         67.2        66.1         65.0
O         42          72.6        71.4         70.1         68.9         67.7        66.6         65.4
N         43          73.1        71.8         70.6         69.4         68.2        67.0         65.9
T         44          73.5        72.3         71.1         69.8         68.6        67.5         66.3
I         45          74.0        72.8         71.5         70.3         69.1        67.9         66.8
N         46          74.5        73.3         72.1         70.9         69.7        68.5         67.4
G         47          75.1        73.9         72.7         71.5         70.2        69.1         68.0
E         48          75.7        74.5         73.2         72.0         70.8        69.7         68.5
N         49          76.2        75.0         73.8         72.6         71.4        70.3         69.1
T         50          76.8        75.6         74.4         73.2         72.0        70.8         69.7
          51          77.5        76.3         75.1         73.9         72.7        71.5         70.4
          52          78.1        76.9         75.7         74.6         73.4        72.2         71.1
          53          78.8        77.6         76.4         75.2         74.1        72.9         71.8
          54          79.4        78.3         77.1         75.9         74.8        73.6         72.5
          55          80.1        78.9         77.8         76.6         75.5        74.3         73.2
P         56          80.8        79.7         78.5         77.4         76.3        75.2         74.0
E         57          81.6        80.4         79.3         78.2         77.1        76.0         74.9
N         58          82.3        81.2         80.1         79.0         77.9        76.8         75.7
S         59          83.0        81.9         80.9         79.8         78.7        77.6         76.5
I         60          83.8        82.7         81.6         80.6         79.5        78.4         77.4
O         61          84.5        83.5         82.5         81.4         80.4        79.4         78.3
N         62          85.3        84.3         83.3         82.3         81.3        80.3         79.2
E         63          86.1        85.1         84.2         83.2         82.2        81.2         80.2
R         64          86.9        85.9         85.0         84.0         83.1        82.1         81.1
          65          87.7        86.7         85.8         84.9         84.0        83.0         82.1
          66          88.4        87.5         86.7         85.8         84.9        84.0         83.1
          67          89.2        88.3         87.5         86.7         85.8        84.9         84.0
          68          89.9        89.1         88.3         87.5         86.8        85.9         85.0
          69          90.7        89.9         89.2         88.4         87.7        86.8         86.0
          70          91.4        90.7         90.0         89.3         88.6        87.8         87.0
          71          92.1        91.4         90.7         90.1         89.4        88.7         87.9
          72          92.7        92.1         91.5         90.9         90.2        89.5         88.8
          73          93.4        92.8         92.2         91.6         91.1        90.4         89.7
          74          94.0        93.5         92.9         92.4         91.9        91.3         90.6
          75          94.7        94.2         93.7         93.2         92.7        92.1         91.5

* Age nearest birthday on Retirement Date, or on date Contingent Pensioner option becomes effective, if later.

      Factors for other age combinations will be determined in a manner consistent with the manner used in determining these factors.

                                     TABLE C

                                IMMEDIATE ANNUITY
                             10-YEAR CERTAIN ANNUITY
                             MONTHLY INCOME PER 1000

AGE*                            MONTHLY INCOME
----                            --------------
 45                                  7.72
 46                                  7.81
 47                                  7.89
 48                                  7.98
 49                                  8.07
 50                                  8.16
 51                                  8.26
 52                                  8.36
 53                                  8.46
 54                                  8.57
 55                                  8.68
 56                                  8.80
 57                                  8.93
 58                                  9.05
 59                                  9.19
 60                                  9.33
 61                                  9.47
 62                                  9.62
 63                                  9.77
 64                                  9.93
 65                                 10.10
 66                                 10.26

*     Age, nearest birthday, or annuity commencement date.

      Purchase of retirement annuity with employee contributions plus Credited Interest.